                                                                EXHIBIT 10.6


                             100 PINE STREET CENTER

                                  OFFICE LEASE

                                     BETWEEN

                         PINE STREET INVESTORS I, L.L.C.
                      a Delaware limited liability company,


                                    LANDLORD

                                       AND

                                PEOPLE PC, INC.,

                             a Delaware corporation

                                     TENANT

                               DATED June 3, 1999

                                TABLE OF CONTENTS

                                                                       Page

ARTICLE 1
     Premises.........................................................   1

ARTICLE 2
     Term.............................................................   1

ARTICLE 3
     Base Rent........................................................   3

ARTICLE 4
     Additional Rent..................................................   3

ARTICLE 5
     Personal Property Taxes, Rent Taxes and Other Taxes..............   6

ARTICLE 6
     Condition of Premises............................................   6

ARTICLE 7
     Use and Rules....................................................   7

ARTICLE 8
     Services and Utilities...........................................   7

ARTICLE 9
     Maintenance and Repairs..........................................  10

ARTICLE 10
     Alterations and Liens............................................  10

ARTICLE 11
     Insurance, Subrogation and Waiver of Claims......................  11

ARTICLE 12
     Indemnity........................................................  13

ARTICLE 13
     Destruction or Damage............................................  14

ARTICLE 14
     Condemnation.....................................................  15

ARTICLE 15
     Subordination, Attornment and Mortgagee Protection...............  15

ARTICLE 16
     Estoppel Certificate..............................................  16

ARTICLE 17
     Assignment and Subletting.........................................  17

ARTICLE 18
     Compliance with Legal Requirements................................  21

ARTICLE 19
     Rights Reserved by Landlord.......................................  22

ARTICLE 20
     Landlord's Remedies...............................................  24

ARTICLE 21
     Landlord's Right to Cure..........................................  26

ARTICLE 22
     Return of Possession..............................................  27

ARTICLE 23
     Holding Over......................................................  28

ARTICLE 24
     No Waiver.........................................................  28

ARTICLE 25
     Attorneys' Fees and Jury Trial....................................  28

ARTICLE 26
     Captions, Definitions and Severability............................  29

ARTICLE 27
     Conveyance by Landlord and Liability..............................  34

ARTICLE 28
     Safety and Security Devices, Services and Programs................  34

ARTICLE 29
     Communication and Computer Lines..................................  35

ARTICLE 30
     Hazardous Materials...............................................  36

ARTICLE 31
     Miscellaneous.....................................................  38

ARTICLE 32
     Offer............................................................  39

ARTICLE 33
     Notices..........................................................  39

ARTICLE 34
     Signage..........................................................  40

ARITCLE 35
     Real Estate Brokers..............................................  40

ARTICLE 36
     Security Deposit.................................................  40

ARTICLE 37
     Entire Agreement.................................................  41

EXHIBIT A

RIDER ONE

RIDER TWO

RIDER THREE

                                  OFFICE LEASE
                                  ------------

         THIS LEASE made as of the 3rd day of June, 1999, between PINE STREET INVESTORS I, L.L.C., a Delaware limited liability company ("Landlord") and PEOPLE PC, INC., a Delaware corporation ("Tenant"), whose address is prior occupancy of the Premises (defined below) is 32 Caselli Street, San Francisco, California 94114.

                                   WITNESSETH:

         Landlord hereby leases to Tenant and Tenant hires from Landlord the premises described herein for the term and subject to the terms, covenants, agreements and conditions hereinafter set forth, to each and all of which Tenant and Landlord hereby mutually agree.

                                   ARTICLE 1.
                                    PREMISES

         Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those certain premises, as shown on the floor plan attached hereto as Exhibit "A" and made a part hereof ("Premises"), comprising the 11th floor of the building known as Pine Street Center ("Building") located at 100 Pine Street, San Francisco, California ("Property" as further described in Article 26). Tenant acknowledges and agrees that it has had an opportunity to review Landlord's calculation of rentable area, and Landlord and Tenant hereby agree that for purposes of this Lease the rentable area of the Premises is 13,285 square feet and the rentable area of the Property is 402,534 square feet.

                                   ARTICLE 2.
                                      TERM

         (A) TERM. The term of this Lease ("Term") shall commence on December 1, 1999 ("Commencement Date") and, unless sooner terminated as hereinafter provided, shall expire on November 30, 2004 ("Expiration Date").

         (B) DELAY IN DELIVERY OF POSSESSION. If Landlord is unable, for any reason except to the extent caused by Tenant, its contractors, agents or employees, to deliver possession of the Premises to Tenant within one hundred twenty (120) days from the execution and delivery of this Lease by both Landlord and Tenant, Tenant shall have the right to terminate this Lease by written notice to Landlord any time thereafter up until Landlord delivers the Premises to Tenant. Any such delay in Landlord's ability to deliver possession of the Premises to Tenant shall not subject Landlord to liability for loss or damage resulting therefrom and Tenant's sole recourse with respect thereto shall be the right to terminate this Lease described herein. Upon any such termination, Landlord and Tenant shall be entirely relieved of their obligations hereunder, and any Security Deposit and Rent payments shall be returned to Tenant.

         (C) EARLY OCCUPANCY. Landlord acknowledges and agrees that Tenant shall be permitted to occupy the Premises upon the execution and delivery of this Lease, which is prior to the Commencement Date, for purposes of completing repairs, refurbishment, improvements or alterations to the Premises in accordance with Article 10; provided, however, Tenant shall have the right to occupy the Premises commencing upon the execution and delivery hereof in the event Tenant elects not to make any such repairs, refurbishment, improvements or alterations or such work is completed prior to the Commencement Date. During such early occupancy period, Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring the payment of Base Rent.

         (D) OPTION TO TERMINATE. Subject to the terms set forth in this Paragraph, Tenant shall have the right to terminate and cancel this Lease effective as of the expiration of thirty (30) full calendar months following the Commencement Date (the "Termination Date") by delivering to Landlord written notice thereof at least six (6) months prior to the Termination Date (the "Termination Option"). As a condition to the effectiveness of Tenant's exercise of its Termination Option, and in addition to Tenant's obligation to satisfy all other monetary and non-monetary obligations under this Lease through the Termination Date, Tenant shall, thirty (30) days prior to the Termination Date, pay Landlord a sum equal to: (i) $186,654.24, plus (ii) fifty percent (50.0%) of any other direct costs of Landlord incurred in connection with this Lease, including, without limitation, leasing commissions paid by Landlord in connection with the execution of this Lease, the exact sum of which Landlord agrees to identify to Tenant prior to Tenant's payment thereof; said sum shall be referred to herein collectively as the "Termination Consideration". Tenant may not exercise the Termination Option if Tenant is in Default under this Lease. The Termination Option is personal to Tenant hereunder and may not be exercised by or assigned, voluntarily or involuntarily, to any person or entity other than a Related Entity (as defined in Article 17(G)) or a permitted assignee of Tenant's interest in this Lease which assignee is a successor to Tenant either by merger or consolidation or a purchaser of all or substantially all of Tenant's assets (provided such purchaser shall have also assumed in writing Tenant's obligations under this Lease). Tenant may only exercise the Termination Option with respect to all (not a portion) of the Premises leased by Tenant in the Building. If Tenant properly and in a timely manner exercises its Termination Option and properly and in a timely manner delivers the Termination Consideration to Landlord and satisfies all other monetary and non-monetary obligations under this Lease, including, without limitation, the provisions related to surrender of the Premises, all of which shall be accomplished on or before the Termination Date, then this Lease shall terminate as of midnight on the Termination Date. Landlord agrees to notify Tenant of any attempted exercise of the Termination Option which does not satisfy the foregoing terms and conditions, identifying the deficiencies of such exercise; if Tenant does not cure all of such deficiencies within five (5) days following Landlord's notice thereof or if the deficiency is non-curable, Tenant's exercise of the Termination Option shall be null and void, and this Lease shall continue in full force and effect in accordance with its terms.

         (E) OPTION TO EXTEND TERM. Tenant shall have an option to extend the Term upon the terms and conditions set forth in Rider Two, attached hereto and made a part hereof.

                                   ARTICLE 3.
                                   BASE RENT

         Tenant shall pay Landlord as Base Rent in accordance with the following schedule, in advance on or before the first day of each calendar month during the Term, except that Base Rent for the first full calendar month for which Base Rent shall be due shall be paid when Tenant executes this Lease.


Period                                                        Base Rent Per Rentable Square Foot
------                                                        ----------------------------------

December 1, 1999 - November 30, 2000                                   $39.99
December 1, 2000 - November 30, 2001                                   $41.00
December 1, 2001 - November 30, 2002                                   $42.00
December 1, 2002 - November 30, 2003                                   $43.00
December 1, 2003 - November 30, 2004                                   $44.00



Period                                                        Annual Base Rent           Monthly Base Rent
------                                                        ----------------           -----------------

December 1, 1999 - November 30, 2000                          $518,115.00                $43,176.25
December 1, 2000 - November 30, 2001                          $544,685.00                $45,390.42
December 1, 2001 - November 30, 2002                          $557,970.00                $46,497.50
December 1, 2002 - November 30, 2003                          $571,255.00                $47,604.58
December 1, 2003 - November 30, 2004                          $584,540.00                $48,711.67

         Rent shall be paid without any prior demand or notice therefor and without any deduction, set-off or counterclaim, or relief from any valuation or appraisement laws. If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Base Rent for such month shall be prorated on the basis of 1/30th of the monthly Base Rent for each day of such month.


                                   ARTICLE 4.
                                 ADDITIONAL RENT

         (A) TAXES. Tenant shall pay Landlord as additional rent an amount equal to Tenant's Prorata Share of Taxes in excess of the amount of Taxes paid by Landlord during the calendar year 1999 ("Base Tax Year"). Ile terms "Taxes" and "Tenant's Prorata Share" shall have the meanings specified therefor in Article 26.

         (B) OPERATING EXPENSES. Tenant shall pay Landlord as additional rent an amount equal to Tenant's Prorata, Share of Operating Expenses in excess of the amount of Operating Expenses paid by Landlord during the calendar year 1999 ("Base Expense Year"). The term "Operating Expenses" shall have the meaning specified therefor in Article 26.

         (C) MANNER OF PAYMENT. Taxes and Operating Expenses shall be paid in the following manner:

            a) Landlord may reasonably estimate in advance the amounts Tenant shall owe for Taxes and Operating Expenses for any full or partial calendar year of the Term. In such event, Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant's payment of Base Rent. Such estimate may be reasonably adjusted from time to time by Landlord.

            b) Within 120 days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement ("Statement") to Tenant showing: (a) the amount of actual Taxes and Operating Expenses for such calendar year, with a listing of amounts for major categories of Operating Expenses, and such amounts for the Base Years, (b) any amount paid by Tenant towards Taxes and Operating Expenses during such calendar year on an estimated basis, and (c) any revised estimate of Tenant's obligations for Taxes and Operating Expenses for the current calendar year.

            c) If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for Taxes and Operating Expenses for such year, Tenant shall pay the difference. If Landlord increases Tenant's estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates, for the period from January 1 of the current calendar year through the month in which a statement is sent. Tenant shall make such payments within thirty (30) days after Landlord sends the applicable statement.

            d) If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for Taxes and Operating Expenses, Tenant shall receive a credit for the difference against payments of Base Rent next due. If the Term shall have expired and no further Base Rent shall be due, Tenant shall receive a refund of such difference, within thirty (30) days after Landlord sends the Statement.

            e) So long as Tenant's obligations hereunder are not materially adversely affected thereby, Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments. In lieu of providing one Statement covering Taxes and Operating Expenses, Landlord may provide separate statements, at the same or different times. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Taxes or Operating Expenses. In no event shall a decrease in Taxes or Operating Expenses below the Base Year amounts, ever decrease the monthly Base Rent, or give rise to a credit or refund in favor of Tenant.

         (D) PRORATION. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay estimated and actual amounts towards Taxes and Operating Expenses for such first or final calendar years shall be prorated to reflect the portion of such years included in the Term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Taxes and Operating Expenses, for such calendar years, as well as the Base Year amounts, by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be 365.

         (E) ADJUSTMENTS. For purposes of making its calculation of Operating Expenses and Taxes payable by Tenant hereunder, Landlord will make adjustments to reflect a 95 % occupancy rate in the Building for the Base Expense Year, the Base Tax Year and all subsequent years during the Term hereof. To the extent the Base Tax Year assessment does not include a fully developed property and if, as a direct result thereof, Taxes for subsequent years increase or decrease, the Base Tax Year shall be adjusted to reflect a 95 % occupancy rate by tenants in space with completed tenant improvements. Landlord may exclude from the Base Expense Year, any non-recurring items, including capital expenditures otherwise permitted as Operating Expenses under Article 26 of the Lease (and shall only include the amortization of such expenditures in subsequent year Operating Expenses to the extent permitted under Article 26, including any remaining amortization of permitted expenditures made prior to or after the Commencement
Date). If Landlord eliminates from any subsequent year's Operating Expenses a recurring category of expenses previously included in the Base Expense Year, Landlord may subtract such category from the Base Expense Year commencing with such subsequent year.

         (F) LANDLORD'S  RECORDS.  Landlord shall  maintain  records  respecting
Taxes and Operating Expenses and determine the same in accordance with sound accounting and management practices, consistently applied. Although this Lease contemplates the computation of Taxes and Operating Expenses on a cash basis, Landlord shall make reasonable and appropriate accrual adjustments to ensure that each calendar year, including the Base Years, includes substantially the same recurring items. Landlord reserves the right to change to a full accrual system of accounting so long as the same is consistently applied and Tenant's obligations are not materially adversely affected.

         (G) TENANT'S REVIEW. Tenant, within one hundred twenty (120) days after receiving Landlord's Statement, shall have the right to provide Landlord with written notice ("Review Notice") of its intent to review Landlord's books and records relating to Taxes and Operating Expenses for such calendar year. Within a reasonable time after receipt of a timely Review Notice, Landlord shall make such books and records available to Tenant or Tenant's agent for its review at the Building office; provided, that if Tenant retains an agent to review Landlord's books and records for any calendar year, such agent must be a CPA firm licensed to do business in California. Except as expressly set forth below, Tenant shall be solely responsible for any and all costs, expenses and fees incurred by Tenant or its agent in connection with such review. Upon such review of Landlord's books and records, Tenant shall have the right, within thirty (30) days after such books and records are made available, to give Landlord written notice stating in reasonable detail any objection to Landlord's Statement for the applicable calendar year. If Tenant fails to give Landlord written notice of objection within such thirty (30) day period or fails to provide Landlord with a timely Review Notice, Tenant shall be deemed to have approved Landlord's Statement in all respects and shall thereafter be barred from raising any claims with respect thereto. Upon Landlord's receipt of a timely objection notice from Tenant, Landlord and Tenant shall work together in good faith to resolve the discrepancy between Landlord's Statement and Tenant's review. If Landlord and Tenant determine that Taxes and Operating Expenses for the applicable calendar year are less than reported, Landlord shall provide Tenant with a credit against future additional rent in the amount of any overpayment by Tenant or a refund of the overpayment if such determination is made following the expiration of the Lease Term. Likewise, if Landlord and Tenant determine that Taxes and Operating Expenses for the applicable calendar year are greater than reported, Tenant shall forthwith pay to Landlord the amount of underpayment by Tenant. Any information obtained by Tenant pursuant to the provisions of this section shall be treated as confidential. Notwithstanding anything to the contrary herein, Tenant shall not be permitted to examine Landlord's books and records or to dispute any Statement unless Tenant has paid to Landlord the amount due as shown on such Statement. If it is determined that Tenant's Prorata Share of Taxes or Operating Expenses are overstated by more than five percent (5 %) for any applicable year, Landlord agrees to pay the reasonable and direct costs of Tenant's review of Taxes and Operating Expenses for such year.

         (H) RENT AND OTHER CHARGES. Base Rent, Taxes, Operating Expenses, and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered into in connection herewith, are sometimes herein referred to collectively as "Rent," and all remedies applicable to the non-payment of Rent shall be applicable thereto. Rent shall be paid at any office maintained by Landlord or its agent at the Property, or at such other place as Landlord may designate.


                                   ARTICLE 5.
               PERSONAL PROPERTY TAXES, RENT TAXES AND OTHER TAXES

         Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon Tenant's fixtures, furnishings, equipment and personal property located in the Premises, and any Work to the Premises performed under Article 10. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of such impositions applicable to Tenant's property. Further, Tenant shall pay any rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the Rent or services herein or otherwise respecting this Lease (exclusive of Landlord's federal or state income taxes).


                                   ARTICLE 6.
                              CONDITION OF PREMISES

         Tenant acknowledges and agrees that Tenant has inspected the Premises, Building, Property, Systems and Equipment (as defined in Article 26), or has had an opportunity to do so, and, subject to the performance by Landlord of its obligations as expressly set forth in Article 9, agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements except that: (i) Landlord agrees to be responsible for curing any latent defects which materially and adversely affect Tenant's use of the Premises as authorized herein and identified by Tenant to Landlord in writing within three (3) months following the Commencement Date and (ii) Landlord agrees to credit Tenant up to $1,500.00 of Base Rent toward the cost of repairing and replacing improperly cut telephone wiring terminations within the Premises and/or the telephone closet on the 11th floor of the Building upon Tenant's delivery to Landlord of proper receipts therefor; Tenant agrees to make such repairs and replacement in accordance with the provisions of Articles 10 and 29 hereof.


                                   ARTICLE 7.
                                  USE AND RULES

         Tenant shall use the Premises exclusively for business offices and no other purpose whatsoever, in compliance with all applicable Laws, and without disturbing or interfering with any other tenant or occupant of the Property. Tenant shall not use the Premises in any manner so as to cause a cancellation of Landlord's insurance policies, or an increase in the premiums thereunder and Tenant shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance or other act or thing that may disturb the quiet enjoyment of any other Tenant in the Building in which the Premises may be located. Tenant shall comply with all rules set forth in Rider One attached hereto (the "Rules"). Provided they are not materially inconsistent with the terms of this Lease and they do not impose additional material obligations or restrictions on Tenant, Landlord shall have the right to reasonably amend such Rules and supplement the same with other reasonable Rules relating to the Property, or the promotion of safety, care, cleanliness or good order therein, and all such amendments or new Rules shall be binding upon Tenant after five (5) days' notice thereof to Tenant. All Rules shall be applied on a non-discriminatory basis, but nothing herein shall be construed to give Tenant or any other Person (as defined in Article 26) any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant, occupant, or visitor of the Property, or out of the enforcement, failure to enforce or waiver of the Rules by Landlord in any particular instance or instances.


                                   ARTICLE 8.
                             SERVICES AND UTILITIES

         (A) Provided Tenant shall not be in Default under this Lease and subject to the other provisions of this Lease and the Rules, Landlord shall provide the following services and utilities (the cost of which shall be included in Operating Expenses unless otherwise expressly stated herein):

         1. Electricity for standard office lighting fixtures, and equipment and accessories customary for offices where: (1) the connected electrical load of all of the same does not exceed an average of 4 watts per square foot of the Premises (or such lesser amount as may be available, based on the safe and lawful capacity of the existing electrical circuit(s) and facilities serving the Premises), (2) the electricity will be at nominal 120 volts, single phase (or 110 volts, depending on available service in the Building), and (3) the safe and lawful capacity of the existing electrical circuit(s) serving the Premises is not exceeded.

         2. Heat and air-conditioning to provide a temperature required, in Landlord's reasonable opinion and in accordance with applicable Law, for occupancy of the Premises under normal business operations, from 8:00 a.m. until 6:00 p.m. Monday through Friday and from 8:00 a.m. until 1:00 p.m. Saturday, except on Holidays (as defined in Article
         26). Landlord shall not be responsible for inadequate air conditioning or ventilation to the extent that same occurs because Tenant uses any item or items of equipment consuming more than 500 watts at rated capacity without providing adequate air-conditioning and ventilation therefor.

         3. Water for drinking, lavatory and toilet purposes at those points of supply provided for nonexclusive general use of other tenants at the Property and for sinks or other fixtures (but excluding hook-up) installed in the Premises in accordance with Article 10.

         4. Customary office cleaning and trash removal service Monday through Friday or Sunday through Thursday in and about the Premises.

         5. Operatorless passenger elevator service (if the Property has such equipment serving the Premises) and freight elevator service (if the Property has such equipment serving the Premises, and subject to scheduling by Landlord) in common with Landlord and other tenants and their contractors, agents and visitors. Landlord agrees to use reasonable efforts to provide freight elevator service to accommodate the move-in and removal of Tenant's furniture, fixtures, equipment and other property in accordance with Landlord's procedures and scheduling requirements.

         (B) Tenant shall cooperate fully with Landlord to conserve energy use in the Building and Tenant shall use its best commercially reasonable efforts to reasonably minimize its use of gas, electricity, water and other utilities and public services throughout the term hereof. Tenant agrees to cooperate with Landlord and to abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of heating, ventilating, air-conditioning and other systems within the Building.

         (C) So long as Tenant is not in default under this Lease, Landlord shall seek to provide such extra utilities or services as Tenant may from time to time request, if the same are reasonable and feasible for Landlord to provide and do not involve modifications or additions to the Property or existing Systems and Equipment (as defined in Article 26), and if Landlord shall receive Tenant's request within a reasonable period (but in any event no less than forty-eight hours) prior to the time such extra utilities or services are required; notwithstanding the minimum notice required herein, if Tenant provides Landlord at least twelve (12) hours prior notice of Tenant's need for after hours heating and air-conditioning, Landlord will attempt to accommodate such need. Landlord may comply with written or oral requests by any officer or employee of Tenant, unless Tenant shall notify Landlord of, or Landlord shall request, the names of authorized individuals (up to 3 for each floor on which the Premises are located) and procedures for written requests. Tenant shall, for such extra utilities or services, pay such charges as Landlord shall from time to time reasonably establish on a cost recovery basis. All charges for such extra utilities or services shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within twenty (20) days after such billing.

         (D) The parties acknowledge and agree that up to 280 hours per month shall be considered typical office use for which excess rates will not be charged. Landlord may install and operate meters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Article (including a system for Landlord's engineer to reasonably estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord's reasonable charges for installing and operating such system and any supplementary air conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment), and Landlord's reasonable charges for such amount of excess services or utilities used by Tenant.

         (E) Landlord does not warrant that any services or utilities will be free from shortages, failures, variations, interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain services, utilities, fuel, steam, water or supplies, governmental requirements or requests, or other causes beyond Landlord's reasonable control. Landlord shall not be in default hereunder or be liable for any damages (including loss of profits, business interruption or other consequential damages) directly or indirectly resulting from, nor shall it constitute a constructive eviction of Tenant, nor shall the Rent reserved herein be abated or Tenant relieved from the performance of its other obligations under this Lease by reason of: (i) the installation, use, or interruption of use of any equipment in connection with furnishing the services to be provided by Landlord hereunder, (ii) failure to furnish or delay in furnishing any such services when such failure is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary improvements or repairs to the Premises, Systems and
Equipment, Building or the Property, (iii) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy, utility or other public service serving the Premises or the Building,
(iv) any prevention, delay or stoppage due to strikes, labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty. Without limiting the generality of the foregoing and except as set forth in Article 13, if (i) there is a disruption of essential services to be provided by Landlord to the Premises as expressly set forth in this Lease, (ii) such disruption is not caused by Tenant's acts or omissions, (iii) such disruption materially interferes with Tenant's use of the Premises, and (iv) the restoration of such essential services is within Landlord's reasonable control, Tenant will be entitled to: (A) an abatement of
Base Rent if such essential services are not restored within five (5) consecutive business days from the date such disruption began, retroactive to the date such disruption began and (B) terminate this Lease if such essential services are not restored within nine (9) months from the date such disruption began by delivering written notice thereof to Landlord prior to the restoration of such essential services; for purposes hereof, a restoration of essential services shall mean and refer to a restoration to substantially the same capacity that was in place immediately prior to the disruption.

                                   ARTICLE 9.
                             MAINTENANCE AND REPAIRS

         Except for customary cleaning and trash removal provided by Landlord under Article 8, and damage covered under Article 13, Tenant shall keep the Premises in good and sanitary condition, working order and repair (including without limitation, carpet, wall-covering, doors, plumbing and other fixtures, equipment, alterations and improvements whether installed by Landlord or Tenant), normal wear and tear and damage by casualty excepted. In the event that any repairs, maintenance or replacements for which Tenant is responsible are required, Tenant shall promptly arrange for the same, in a first class, workmanlike manner approved by Landlord in advance in writing, either, at Tenant's option, through Landlord for such reasonable charges as Landlord may from time to time establish if Landlord is willing to provide such services, or such contractors as Landlord generally uses at the Property, or such other contractors as Landlord shall first approve in writing, which approval shall not be unreasonably withheld and which Landlord agrees to grant or deny within fifteen (15) business days from Tenant's written request therefor. If Tenant does not promptly make such arrangements, Landlord may, but need not, make such repairs, maintenance and/or replacements, and the costs paid or incurred by Landlord therefor shall be reimbursed by Tenant promptly after request by Landlord. Tenant shall indemnify Landlord and pay for any repairs, maintenance and replacements to area of the Property outside the Premises, caused in whole or in part, as a result of moving any furniture, fixtures, or other property to or from the Premises, or by Tenant or its employees, agents, contractors, or visitors (notwithstanding anything to the contrary contained in this Lease). Except as provided in this Article, or for damage covered under Article 13, Landlord shall keep the common areas of the Property, connections for electrical systems (including replacement of bulbs or ballasts), heating, ventilation and air-conditioning systems, plumbing systems (with the exception of any special installations within the Premises such as a kitchen, pantry or bathroom), life safety support systems, structural elements of the Building (including the roof) and elevators in good and sanitary condition, working order and repair (the cost of which shall be included in Operating Expenses).


                                   ARTICLE 10.
                              ALTERATIONS AND LIENS

         (A) Tenant shall make no additions, changes, alterations or improvements ("Work") to the Premises or the Systems and Equipment (as defined in Article 26) pertaining to the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Landlord may impose reasonable requirements as a condition of such consent including without limitation the submission of plans and specifications for Landlord's prior written approval, obtaining necessary permits, posting bonds, obtaining insurance, prior approval of contractors, subcontractors and suppliers, prior receipt of copies of all contracts and subcontracts, contractor and subcontractor lien waivers, affidavits listing all contractors, subcontractors and supplies, use of union labor (if Landlord uses union labor), affidavits from engineers acceptable to Landlord stating that the Work will not adversely affect the Systems and Equipment or the structure or operation of the Property, and requirements as to the manner and times in which such Work shall be done. All Work shall be performed in a good and workmanlike manner and all materials used shall be of a quality comparable to or better than those in the Premises and Property and shall be in accordance with plans and specifications approved by Landlord, and Landlord may require that all such Work be performed under Landlord's supervision. If Landlord consents or supervises, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same; provided, however, if Landlord supervises the Work, Landlord agrees to assign any applicable warranties to Tenant in the event of errors, omissions or defects by the parties performing the Work. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of the Work. Landlord and Tenant acknowledge and agree that Landlord may withhold its consent to the Work if such Work necessitates compliance with any Laws for which Landlord might be responsible unless Tenant agrees in writing to bear the cost of any such compliance. Tenant shall not be required to provide bonds for payments or completion in connection with Work with a total cost of less than Twenty Thousand Dollars ($20,000.00).

         (B) Tenant shall keep the Property, the Building and Premises free from any mechanic's, materialman's or similar liens or other such encumbrances in connection with any Work on or respecting the Premises not performed by or at the request of Landlord, and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including attorneys' fees) arising out of the same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any Work on the Premises, or such additional times as may be necessary under applicable Laws (defined in Article 26), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such liens or encumbrance by bond or otherwise within ten (10) days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrances, without being responsible for investigating the validity thereof. The amount so paid shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Property, Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Property, Building or Premises arising in connection with any Work on or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Property and Premises.


                                   ARTICLE 11.
                   INSURANCE, SUBROGATION AND WAIVER OF CLAIMS

         (A) At all times during the Lease Term and during any pre-commencement occupancy and holdover period, Tenant, at its sole expense, shall procure and maintain the following types of insurance:

         1. A policy of commercial general liability insurance with Broad Form Liability, and cross-liability endorsements, insuring Landlord and Tenant against any claims for bodily injury, property damage or other liability arising out of the use, occupancy, maintenance or ownership of the Premises and all areas appurtenant thereto, including parking areas, with an "Additional Insured-Managers or Lessors of Premises" Endorsement and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. Such insurance shall be in an amount satisfactory to Landlord but in no event less than $2,000,000 per occurrence, $3,000,000 annually in the aggregate for all claims.

         2. Insurance for Tenant's personal property, inventory, alterations, fixtures and equipment located on the Premises, in an amount not less than one hundred percent (100%) of their actual replacement value, providing All Risk coverage including, without limitation, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, explosion, theft, vandalism and malicious mischief. The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the personal property, inventory, alterations, fixtures and equipment so insured. In addition, Tenant shall obtain and keep in force, at all times during the Term of this lease, a policy of business interruption insurance coverage, insuring that one hundred percent (100%) of the monthly Base Rent, and all additional Rent due hereunder, will be paid to Landlord for a period of not less than one (1) year if the Premises are damaged or destroyed or rendered unfit for occupancy by a risk insured under the foregoing All Risk coverage.

         3. A policy of worker's compensation insurance as required by appli-cable law.

         (B) The insurance to be acquired and maintained by Tenant shall be with companies admitted to do business in the State of California with Best's Rating Guide of A/10 or better. The insurance policies required hereunder shall (to the extent applicable): (i) name Landlord, and such other parties as Landlord shall designate from time to time, as additional insureds, (ii) not be canceled or altered without thirty (30) days' prior written notice to Landlord,
(iii) insure performance of the indemnity set forth in Article 12, and (iv) provide that such coverage is primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.

         (C) The limits of said insurance required by this Lease or as carried by Tenant shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. Landlord may periodically, but not more often than every five years, require that Tenant reasonably increase the aforementioned coverage.

         (D) An original certificate for each policy of insurance required to be carried by Tenant under this Article evidencing the existence of such coverage, together with copies of all endorsements to such policies, shall be delivered to Landlord for retention by it prior to Tenant's taking possession of the Premises, and Tenant shall provide renewal certificates to Landlord at least twenty (20) days prior to expiration of such policies. In the event that Tenant shall fail to insure or shall fail to furnish Landlord the evidence of such insurance as herein required, Landlord may, but shall not be obligated to, from time to time acquire such insurance for the benefit of Tenant or Landlord, or both of them, for a period not exceeding one (1) year or the remaining Lease Term, whichever is less, and any premium paid by Landlord shall be recoverable from Tenant as additional Rent on demand.

         (E) Tenant and Landlord shall obtain from their insurers under all policies of insurance maintained by the parties pursuant to this Article (other than worker's compensation insurance) a waiver of all rights of subrogation which the insurer might have against the other party, and the parties agree to indemnify each other against any loss or expense, including reasonable attorney's fees, resulting from the failure to obtain or effect such waiver. In addition, Tenant and Landlord hereby waive, on behalf of themselves and their insurers, to the extent it would not have the effect of invalidating any insurance coverage of Tenant, all rights of subrogation as to each other. Further, Tenant and Landlord hereby release and relieve each other and waive their respective lights to recover damages (whether in contract or in tort) against each other for loss of or damage to their property arising our of or incident to perils required to be insured pursuant to this Lease. The effect of such release and waiver of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.

         (F) Landlord shall maintain a standard form of "all risk" insurance policy on the Building and the Building standard tenant improvements within the Premises in an amount reasonably determined by Landlord to be the Building's replacement value.


                                   ARTICLE 12.
                                    INDEMNITY

         (A) In addition to any other rights or remedies to which Tenant may be entitled and without in any way waiving or limiting said rights and remedies, but except to the extent caused by Landlord's gross negligence or willful misconduct, Tenant agrees to defend and indemnify Landlord against and save Landlord harmless from any and all loss, cost, liability, damage and expense, including without limitation, reasonable attorneys' fees and costs, for personal injury, death or property damage, incurred in connection with or arising from any cause whatsoever in, on or about the Premises, including without limiting the generality of the foregoing: (i) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person or entity claiming through or under Tenant, or (ii) the condition of the Premises or any occurrence or happening on the Premises from any cause under the control or which is the responsibility of Tenant, its agents, contractors, subtenants, assignees or employees, or (iii) any acts, omissions or negligence of Tenant or any person or entity claiming through or under Tenant, or of the agents, contractors, employees, subtenants, licensees, invitees or visitors of Tenant or any such person or entity, in, on or about the Premises or the Building, either prior to the commencement of, during, or after the expiration of the term, including without limitation any acts, omissions or negligence in the making or performing of any alterations. Tenant further agrees to defend, indemnify and save harmless Landlord, Landlord's agents and the lessors under any ground or underlying leases, from and against any and all loss, cost, liability, damage and expense, including without limitation reasonable attorneys' fees and costs, incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy, condition, occurrence, happening, act, omission or negligence referred to in the preceding sentence except to the extent caused by Landlord's gross negligence or willful misconduct. In the event any action or proceeding is brought against Landlord for any claim with respect to which Tenant is obligated to indemnify Landlord hereunder, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant's sole expense by counsel approved by Landlord, which approval shall not be unreasonably withheld. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

         (B) Landlord shall not be responsible for or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Premises or any part of the Building or Property or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes or falling plaster, or electrical wiring or for any damage or loss of property within the Premises from any causes whatsoever, including theft, excepting only losses or damages resulting from the gross negligence or willful misconduct of Landlord, and in no event shall Landlord be liable to Tenant for any consequential damages.


                                   ARTICLE 13.
                              DESTRUCTION OR DAMAGE

         If the Premises or any common areas of the Property providing access thereto shall be damaged by fire or other casualty, Landlord shall use available insurance proceeds to restore the same. Such restoration shall be to substantially the condition prior to the casualty, except for modifications required by zoning and building codes and other Laws or by any Holder (as defined in Article 26), any other modifications to the common areas deemed desirable by Landlord (provided access to the Premises is not materially impaired), and except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures or equipment, or any non-Building standard alterations or improvements or specialized improvements within the Premises. The parties acknowledge that the Premises, in its condition as of the execution of this Lease does not include any non-Building standard or specialized improvements. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from any such damage or the repair thereof. However, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease and not occupied by Tenant as a result thereof; provided, however, if Tenant or its employees or agents caused the damage such Rent abatement, if applicable, shall not commence until sixty (60) days following the date of the damage or casualty. Notwithstanding the foregoing to the contrary, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage (such termination notice to include a termination date providing at least ninety (90) days for Tenant to vacate the Premises), if the Property shall be damaged by fire or other casualty or cause such that: (a) repairs to the Premises and access thereto cannot reasonably be completed within 120 days after the commencement of the restoration thereto without the payment of overtime or other premiums, (b) more than 25% of the Premises is affected by the damage, and fewer than 24 months remain in the Term, or any material damage occurs to the Premises during the last 12 months of the Term, (c) any Holder shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage debt (or shall terminate the ground lease, as the case may be), or the damage is not fully covered by Landlord's insurance policies, or (d) the cost of the repairs, alterations, restoration or improvement work would exceed 25% of the replacement cost of the Building. Tenant agrees that Landlord's obligation to restore, and the abatement of Rent provided herein, shall be

Tenant's sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to terminate the Lease by reason of damage to the Premises or Property; provided, however, if in Landlord's reasonable opinion the Premises cannot be restored within six (6) months after the commencement of the restoration thereto and if such damage materially and adversely affects Tenant's use of the Premises, Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord within sixty (60) days after the date of such damage in which event this Lease shall terminate as of the termination date specified in such notice and any obligation of Landlord to restore the Premises shall cease. Tenant acknowledges that this Article represents the entire agreement between the parties respecting damage to the Premises or Property, and Tenant waives the provisions of California Civil Code
Section 1932(2) and 1933(4) and any similar statute now or hereafter in force.


                                   ARTICLE 14.
                                  CONDEMNATION

         If the whole or any material part of the Premises or Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Property, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided (i) such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument and (ii) Landlord terminates this Lease in connection with an overall plan made in good faith resulting as a consequence of such taking. Tenant shall have reciprocal termination rights if the whole or any material part of the Premises is permanently taken, or if access to the Premises is permanently materially impaired. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term, for loss of goodwill and for moving expenses (so long as such claim does not diminish the award available to Landlord or any Holder, and such claim is payable separately to Tenant). All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. The parties waive the provisions of California Code of Civil Procedure section 1265.130 or any similar law allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.


                                   ARTICLE 15.
               SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION

         This Lease is subject and subordinate to all Mortgages (as defined in Article 26) now placed upon the Property, and all other encumbrances and matters of public record applicable to the Property. Provided Tenant receives a commercially reasonable non-disturbance, subordination and attornment agreement from any new Holder, which Tenant hereby agrees to execute, this Lease shall be subject and subordinate any Mortgages hereafter placed on the Property. Landlord agrees to request its existing Holder to enter into such Holder's current form of subordination, non-disturbance and attornment agreement with Tenant. If any foreclosure proceedings are initiated by any Holder (as defined in Article 26) or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees, upon written request of any such Holder or any purchaser at foreclosure sale, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment. However, in the event of attornment, no Holder shall be: (i) liable for any action or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Holder becoming Landlord under such attornment) or (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Holder. Any Holder may elect to make this Lease prior to the lien of its Mortgage, by written notice to Tenant, and if the Holder of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage. Tenant agrees to give any Holder by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the times permitted by Landlord for cure under this Lease, any such Holder whose address has been provided to Tenant shall have an additional period of thirty
(30) days in which to cure (or such additional time as may be required due to causes beyond such Holder's control, including time to obtain possession of the Property by power of sale or judicial action). Tenant shall execute such reasonable documentation as Landlord may reasonably request from time to time in recordable form, in order to confirm the matters set forth in this Article.


                                   ARTICLE 16.
                              ESTOPPEL CERTIFICATE

         Tenant shall from time to time, within twenty (20) days after written request from Landlord, execute, acknowledge and deliver a statement (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect (or if this Lease is claimed not to be in full force and effect, specifying the grounds therefor) and any dates to which the Rent has been paid in advance, and the amount of any Security Deposit,
(ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) certifying such other matters pertaining to this Lease, the Premises or the Building as Landlord may reasonably request, or as may be requested by Landlord's current or prospective Holders, insurance carriers, auditors, and prospective purchasers. Any such statement may be relied upon by any such parties. If Tenant shall fail to execute and return any such statement within the time required herein, Tenant shall be deemed to have agreed with the matters set forth therein.

                                   ARTICLE 17.
                            ASSIGNMENT AND SUBLETTING

         (A) TRANSFERS.  Tenant shall not,  without the prior written consent of
Landlord: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise, (ii) sublet the Premises or any part thereof, or (iii) permit the use of the Premises by any Persons (as defined in Article
26) other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee). Prior to making any Transfer, Tenant shall notify Landlord in writing, which notice shall provide a detailed description of the proposed Transfer, including, without limitation: (a) the proposed effective date (which shall not be less than 30 nor more than 180 days after Tenant's notice), (b) the portion of the Premises to be Transferred (herein called the "Subject Space"),
(c) the terms of the proposed Transfer and the consideration therefor, the name and address of the proposed Transferee, and details as to the proposed Transferee's form of entity and the nature of its business, and (d) current financial statements of the proposed Transferee, certified by an officer, partner or owner thereof, and any other information reasonably requested by Landlord to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. If Landlord requests additional information, Tenant's notice shall not be deemed to have been received until Landlord receives such additional information. In addition to the other requirements hereunder, if the Subject Space comprises twenty percent (20%) or more of the Premises, the Subject Space must be separately demiseable with appropriate means of ingress and egress suitable for normal renting purposes; provided, however, such condition shall not apply or be the sole basis for Landlord withholding its consent to any Transfer if Landlord does not exercise its right to recapture or sublease the Subject Space as provided herein. Any Transfer made without complying with this Article shall, at Landlord's option, be null, void and of no effect, or shall constitute a Default under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay $300.00 towards Landlord's review and processing expenses, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request therefor by Landlord.

         (B) APPROVAL. Subject to the terms set forth in this Article, Landlord will not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant's notice, and Landlord agrees to grant or deny such approval within thirty (30) days following Tenant's proper request therefor. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Property, or would be a significantly less prestigious occupant of the Property than Tenant, (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, (iii) the Transferee is either a government (or agency or instrumentality thereof) or an occupant of the Property unless such occupant desires to expand its premises and no other comparable space is available in the Building, (iv) the proposed

Transferee does not have a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, (v) the proposed Transfer would result in more than two (2) subleases of portions of the Premises being in effect at any one time during the Term, or (vi) Tenant has committed and failed to cure a default at the time Tenant requests consent to the proposed Transfer.

         (C) RECAPTURE. Notwithstanding anything to the contrary in this Article, Landlord shall have the option, by giving notice to Tenant within twenty (20) days after receipt of Tenant's notice of any proposed Transfer (and any additional information required or requested by Landlord in connection therewith) to: (a) in the case of any Transfer, terminate this Lease as to the Subject Space as of the effective date of the proposed Transfer, in which event Tenant shall be relieved of all further obligations hereunder as to the Subject Space as of such date; or (b) in the case of a sublease, to sublease the Subject Space from Tenant upon the terms and conditions set forth in Tenant's notice, except that the rent shall be the lower of the per square foot monthly Base Rent and additional Rent described in Articles 3 and 4 payable under this Lease for the Subject Space, or that part of the rent and other consideration set forth in Tenant's notice which is applicable to the Space. If Landlord exercises its option to sublet the Subject Space, Tenant shall sublet the Subject Space to Landlord upon the terms and conditions contained in Tenant 's notice; provided, however, that: (i) Landlord shall at all times under such sublease have the right and option further to sublet the Subject Space without obtaining Tenant's consent or sharing any of the economic consideration received by Landlord; (ii) Landlord and its subtenants shall have the right to use in common with Tenant all lavatories, corridors and lobbies which are within the Premises and the use of which is reasonably required for the use of the Subject Space; (iii) Tenant shall have a right of set-off or abatement if any rental payment due under the sublease is not paid when following applicable cure period, but Tenant shall have no right to assert a default hereunder by reason of any default by Landlord under such sublease; and (iv) Landlord's liability under such sublease shall not be deemed assumed or taken subject to by any successor to Landlord's interest under this Lease. No failure of Landlord to exercise either option with respect to the Subject Lease shall be deemed to be Landlord's consent to the Transfer. If this Lease shall be terminated with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of square feet of rentable area retained by Tenant in proportion to the number of rentable square feet contained in the Premises, this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. Notwithstanding the foregoing rights of Landlord, Landlord's right to recapture or sublease the Subject Space as set forth in this Paragraph shall not apply to a proposed sublease of the Premises where: (i) the aggregate space sublet and/or proposed to be sublet by Tenant (including the Subject Space and any common area square footage allocated or proposed to be allocated to any Transferees) is equal to less than twenty percent (20 %) of the Premises, or (ii) the term of the proposed sublease is equal to or less than eighteen (18) months, the aggregate space sublet and/or proposed to be sublet by Tenant (including the Subject Space and any common area square footage allocated or proposed to be allocated to any Transferees) is less than 6,000 rentable square feet of the Premises, the proposed Transferee is an affiliate (as such term is defined in the California Corporations Code) of Tenant, or an affiliate of any members of the board of directors or of a founder of Tenant, and such proposed Transferee engages in a technology, media or internet related business or is an internet related venture capital firm, or (iii) the sublease or assignment does not require Landlord's consent as expressly set forth in Article 17(G).

         (D) TERMS OF CONSENT. If Landlord consents to a Transfer, as some of the conditions to the effectiveness thereof, (a) the terms and conditions of this Lease, including among other things, Tenant's liability for the Subject Space, shall in no way be deemed to have been waived or modified, (b) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (c) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease additional space, any such rights being deemed personal to Tenant, and (d) Tenant shall deliver to Landlord promptly after execution, a copy of all original executed documentation pertaining to the Transfer in form reasonably acceptable to Landlord. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease for any reason, Landlord shall have the right, in its sole discretion, to: (i) treat such sublease as canceled and repossess the Subject Space by any lawful means, or (ii) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall be in Default hereunder, as described in Paragraph (A) of Article 20, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to, and may (but shall not be obligated to), direct any Transferee to make all payments thereafter due under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such Default is cured. Regardless of Landlord's consent, no Transfer shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of default by any assignee or successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee or successor. Landlord may consent to subsequent Transfers of the Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease; provided, however, such amendments or modifications shall not materially increase Tenant's obligations hereunder.

          (E) TRANSFER PREMIUM. If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay Landlord seventy-five percent (75 %) of any Transfer Premium derived by Tenant from such Transfer. "Transfer Premium" shall mean all rent, additional rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred), after deducting the reasonable expenses incurred by Tenant for any changes, alterations and improvements to the Premises, any other economic concessions or services provided to the Transferee, reasonable attorney's fees directly related to the Transfer (not to exceed $1.00 per rentable square foot of the Premises) and any customary brokerage commissions paid in connection with the Transfer. If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. The percentage of the Transfer Premium due Landlord hereunder shall be paid within ten (10) days after Tenant receives any Transfer Premium from the Transferee.

         (F) CERTIFICATE; ANNUAL STATEMENT. Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. In addition, Tenant shall deliver to Landlord a statement within thirty (30) days after the end of each calendar year in which any part of the Term occurs, and the end of the Term, specifying as to such calendar year each sublease or assignment in effect during the period covered by such statement and
(i) the date of its execution and delivery, (ii) the number of square feet of rentable area covered thereby, (iii) the term thereof, (iv) the rent charged thereunder, and (v) the amount (if any) Transfer Premium paid and payable by Tenant to Landlord. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than 5%, Tenant shall pay Landlord's costs of such audit.

         (G) CERTAIN TRANSFERS. For purposes of this Lease, the term "Transfer" shall also include (a) if Tenant is a partnership, or limited liability company, the withdrawal or change (whether voluntary, involuntary or by operation of law) of a majority of the partners or members, or any transfer of a majority of partnership or membership interests or assets (as a consequence of a single transaction or any number of separate transactions), or the dissolution of the partnership or limited liability company, (b) if Tenant is a corporation whose stock is not publicly held and not traded through an exchange or over the counter, the dissolution, merger, consolidation or other reorganization of Tenant, or (as a consequence of a single transaction or any number of separate transactions): (i) the sale or other transfer of more than an aggregate of 50% of the voting shares of Tenant, or (ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant's net assets, (c) If Tenant is more than one Person, any Transfer by any one of the Persons comprising Tenant, and (d) any Transfer by a Transferee. Notwithstanding the foregoing or anything to the contrary in this Article, as long as People PC, Inc. is the Tenant in possession of the Premises and no Default then exists, Tenant shall have the right, subject to the terms and conditions hereinafter set forth, without the consent of Landlord, to (a) assign its interest in this Lease (i) to any corporation which is a successor to Tenant either by merger or consolidation provided such corporation continues to conduct Tenant's business as a going concern, or (ii) to a purchaser of all or substantially all of Tenant's assets or stock (provided, in the case of an asset purchase, such purchaser shall have also assumed in writing Tenant's obligations under this Lease and provided Tenant's business continues to be conducted as a going concern), or (iii) to a corporation or other entity which shall control, be under the control of, or be under the common control with, People PC, Inc. (the term "control" as used herein shall be deemed to mean ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation, or other majority equity and controlling interest if Tenant is not a corporation) (any such entity being a "Related Entity"), or (b) sublease all or any portion of the Premises to a Related Entity; upon the condition that (1) the principal purpose of such assignment or sublease is not the acquisition of Tenant's interest in this Lease (except if such assignment or sublease is made to a Related Entity and is made for a valid intra-corporate business purpose and is not made to circumvent the provisions of this Article 17)), and (2) any such assignee shall have a net worth and annual income and cash flow, determined in accordance with generally accepted accounting principals, consistently applied, after giving effect to such assignment, in amounts necessary to perform its duties, obligations and liabilities hereunder, as reasonably determined by Landlord, and in amount at least equal to that of People PC, Inc. as of the execution of this Lease. Tenant shall as a condition to the effectiveness of such assignment or sublease, within ten (10) business days after execution of such assignment or sublease, deliver to Landlord (A) a copy of the instrument of assignment or sublease, as the case may be, in a form which incorporates the requirements of clause (C) below, duly executed by Tenant, (B) evidence reasonably satisfactory to Landlord establishing compliance by the assignee with the net worth, income and cash flow requirements of clause (b)(2) above, (C) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee or sublessee, as the case may be, in which such assignee or sublessee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed and (D) such other documentation as Landlord shall reasonably request to satisfy itself that the assignment or sublease conforms to the specific exclusions to the definition of a "Transfer" as set forth in this Paragraph.


                                   ARTICLE 18.
                       COMPLIANCE WITH LEGAL REQUIREMENTS

         (A) At Tenant's sole cost, Tenant shall promptly comply with all Laws (defined in Article 26) now in force or that may later be in force, including, but not limited to, all provisions of the American With Disabilities Act, the requirements of any board of fire underwriters or other similar body now or in the future constituted, and any direction or occupancy certificate issued by public officers (collectively "Legal Requirements"), insofar as they relate to the use or occupancy of the Premises by Tenant, or its subtenants, assignees or employees, or to Tenant's obligations under this Lease with respect to the condition of the Premises; except for (i) structural changes or changes to the electrical, mechanical, or plumbing systems of the Building, to the extent such changes are not necessitated by Tenant's acts or by improvements made for Tenant and (ii) alterations or improvements to the Building as a whole or the common areas of the Building.

         (B) In the event that Landlord shall be required to comply with any Legal Requirement as a result of any structural changes, changes to the electrical, mechanical or plumbing systems of the Building or the Premises or any alterations or improvements to the Building as a whole or the common areas of the Building done solely for the benefit of Tenant and necessitated by a request of or Work performed by or on behalf of Tenant, any and all costs of such changes, alterations and improvements together with any and all costs associated with Landlord's compliance with Legal Requirements in connection therewith shall be for the account of Tenant and Tenant shall within thirty (30) days of receipt pay all invoices therefor as additional rent.

                                   ARTICLE 19.
                           RIGHTS RESERVED BY LANDLORD

         Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

         (A) To change the name or street address of the Property; install and maintain signs on the exterior and interior of the Property; retain at all times, and use in appropriate instances, keys to all doors within and into the Premises; grant to any Person the right to conduct any business or render any service at the Property, whether or not it is the same or similar to the use permitted Tenant by this Lease; and have access for Landlord and other tenants of the Property to any mail chutes located on the Premises according to the rules of the United States Postal Service.

         (B) Upon reasonable notice (except in emergencies), to enter the Premises at reasonable hours for reasonable purposes, including inspection and supplying cleaning service or other services to be provided Tenant hereunder, to show the Premises to current and prospective mortgage lenders, ground lessors, insurers and prospective purchasers, tenants and brokers, and if Tenant shall abandon the Premises at any time, or shall vacate the same during the last three months of the Term, to decorate, remodel, repair or alter the Premises.

         (C) To use any and all means which Landlord deems proper to enter the Premises at any time in an emergency.

         (D) To limit or prevent access to the Property, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants or other occupants of the Property or the protection of the Property and other property located thereon or therein, in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof.

         (E) To decorate and to make alterations, additions and improvements, structural or otherwise, in or to the Property or any part thereof, and any adjacent building, structure, parking facility, land, street or alley (including without limitation changes and reductions in corridors, lobbies, parking facilities and other public areas and the installation of kiosks, planters, sculptures, displays, escalators, mezzanines, and other structures, facilities, amenities and features therein, and changes for the purpose of connection with or entrance into or use of the Property in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, or with any other repairs, maintenance, improvements or alterations, in or about the Property, Landlord may erect scaffolding and other structures reasonably required, and during such operations may, upon reasonable notice and subject to any reasonable security requirements Tenant may impose, enter upon the Premises and take into and upon or through the Premises, all materials required to make such repairs, maintenance, alterations or improvements, and may close public entry ways, other public areas, restrooms, stairways or corridors.

         (F) To substitute for the Premises other premises (herein referred to as the "new premises") at the Property provided: (i) the new premises shall be similar to the Premises in area, (ii) the new premises shall be on a full floor in the Building no lower than the 9th floor; provided, such new premises shall be on a full floor only if the constitute an entire floor in the Building Premises as of the date of any relocation, (iii) Landlord cannot make such substitution more than once during the Lease Term, (iv) Landlord shall give Tenant at least sixty (60) days' written notice before making such change; and
(v) if Tenant shall already have taken possession of the Premises: (a) Landlord shall pay the direct, out-of-pocket, reasonable expenses of Tenant in moving from the Premises to the new premises (such as removing and reinstalling Tenant's furniture, fixtures, equipment and any Lines installed in accordance with Article 29 and the cost of a thirty day supply of letterhead and a reasonable number of business cards) and improving the new premises so that they are substantially similar to the Premises, and (b) such move shall be made during evenings, weekends so as to incur the least convenience to Tenant. In such case, the parties shall execute an amendment to the Lease confirming the change within thirty (30) days after Landlord shall request the same.

         (G) To periodically remeasure the Property and/or the Premises, which may result in an increase or decrease in the number of feet contained therein, provided that such a remeasurement shall not (i) by itself result in an increase or decrease in the Base Rent, or Tenant's Prorata Share of Taxes or Operating Expenses or any other fee, charge or expense based on the area leased by Tenant; or (ii) under any circumstances entitle Tenant to a refund or credit for any sums paid under this Lease. The parties shall execute an amendment to the Lease confirming the measurement change within thirty (30) days after Landlord shall request the same.

         (H) To terminate this Lease upon written notice thereof if Tenant abandons the Premises, vacates all or a substantial portion of the Premises for more than sixty (60) consecutive days, or fails to take possession of the Premises within sixty (60) days after the Commencement Date.

         In connection with entering the Premises to exercise any of the foregoing rights, Landlord shall: (a) provide reasonable advance written or oral notice to Tenant's on-site manager or other appropriate person (except in emergencies, or for routine cleaning or other routine matters), and (b) take reasonable steps to minimize any interference with Tenant's business.

                                   ARTICLE 20.
                               LANDLORD'S REMEDIES

         (A) DEFAULT. The occurrence of any one or more of the following events shall constitute a "Default" by Tenant, which shall give rise to Landlord's remedies set forth in Paragraph (B) of this Article: (i) failure by Tenant to make when due any payment of Rent; provided, that on the first two (2) occasions during the Term of Tenant's failure to pay Rent when due, no Default shall be deemed to have occurred unless Tenant fails to pay Rent within three (3) days following Landlord's written notice thereof; (ii) failure by Tenant to observe or perform any of the terms or conditions of this Lease to be observed or performed by Tenant other than the payment of Rent, or as provided below, unless such failure is cured within thirty (30) days after written notice, or such shorter period expressly provided elsewhere in this Lease, or such longer period as may be reasonably necessary if the failure by its nature cannot be cured within thirty (30) days, provided that within such thirty (30)- day period Tenant commences and thereafter diligently proceeds to cure such failure; (iii) failure by Tenant to comply with the Rules, unless such failure is cured within five (5) days after written notice; (iv) (a) making by Tenant or any guarantor of this Lease ("Guarantor") of any general assignment for the benefit of creditors, (b) filing by or against Tenant or any Guarantor of a petition to have Tenant or such Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any Law (defined in Article 26) relating to bankruptcy (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within sixty (60) days), (c) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant's assets or of Tenant's interest in this Lease, or (e) Tenant's or any Guarantor's inability to pay its debts as they mature; (v) any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant or any Guarantor in connection with negotiating or entering this Lease or in connection with any Transfer under Article 17; (vi) making of any Transfer in violation of Article 17; or (vii) cancellation or revocation of any guaranty of this Lease by any Guarantor. Without limiting the foregoing, failure by Tenant to comply with the same term or condition of this Lease on three occasions during any twelve (12) month period shall cause any failure to comply with such term or condition during the succeeding twelve month period, at Landlord's option, to constitute an incurable Default if Landlord has given Tenant notice of each such failure after each such failure occurs. The parties acknowledge and agree that time is of the essence of this Lease and, to the extent allowable by Law, the notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Law.

         (B) REMEDIES. If Tenant commits a Default, in addition to any other right or remedy allowed under any Law or other provision of this Lease (all of which remedies shall be distinct, separate and cumulative), Landlord may terminate this Lease, repossess the Premises by unlawful detainer suit, summary proceedings, or any other lawful means, and recover as damages a sum of money equal to: (a) the worth at the time of award of the unpaid Rent which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of the award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves can reasonably be avoided; and (d) any other amounts necessary to compensate Landlord for all detriment or damages proximately caused by Tenant's failure to perform its obligations under this lease or that in the ordinary course would be likely to result therefrom, including without limitation, all Costs of Reletting (as defined in Paragraph
(F) of this Article. For purposes of computing the amount of Rent herein that would have accrued after the time of award, Tenant's Prorata Share of Taxes and Operating Expenses shall be projected, based upon the average rate of increase, if any, in such items from the Commencement Date through the time of award. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) shall be computed by allowing interest at the Default Rate (as defined in Article 26). The "worth at the time of award" of the amount referred to in clause (c) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1 %).

         (C) MITIGATION OF DAMAGES. If Landlord terminates this Lease or Tenant's right to possession, Landlord shall use reasonable efforts to mitigate Landlord's damages, and Tenant shall be entitled to submit proof of such failure to mitigate as a defense to Landlord's claims hereunder, if mitigation of damages by Landlord is required by applicable Law. If Landlord has not terminated this Lease or Tenant's right to possession, Landlord shall have no obligation to mitigate, and may permit the Premises to remain vacant or abandoned, and shall have the remedies under California Civil Code, Section 1951.4, as the same may be modified or replaced hereafter; in such case, Tenant may seek to mitigate damages by attempting to sublease the Premises or assign this Lease subject to the provisions of Article 17.

         (D) SPECIFIC PERFORMANCE AND COLLECTION OF RENT. Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Paragraph (B) of this Article above or any law or other provision of this Lease), without prior demand or notice except as required by applicable Law: (i) to seek any declaratory, injunctive or other equitable relief and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof, and (ii) to sue for and collect any unpaid Rent which has accrued.

         (E) LATE CHARGES AND INTEREST. Tenant shall pay, as additional Rent, a service charge of Two Hundred Dollars ($200.00) for bookkeeping and administrative expenses, if Rent is not received within five (5) days after its due date. In addition, any Rent paid more than five (5) days after due shall accrue interest from the due date at the Default Rate (as defined in Article
26), until payment is received by Landlord. Such service charge and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent.

         (F) CERTAIN DEFINITIONS. "Net Re-Letting Proceeds" shall mean the total amount of rent and other consideration actually paid by any Replacement Tenants, less all Costs of Re-Letting, during a given period of time. "Costs of Re-Letting" shall include, without limitation, all reasonable costs and expenses incurred by Landlord for any repairs, maintenance, changes, alterations and improvements to the Premises, brokerage commissions, advertising costs, attorneys' fees, any customary free rent periods or credits, tenant improvement allowances, take-over lease obligations and other customary, necessary or appropriate economic incentives reasonably required to enter into leases with Replacement Tenants, and costs of collecting rent from Replacement Tenants. "Replacement Tenants" shall mean any Person (as defined in Article 26) to whom Landlord relets the Premises or any portion thereof pursuant to this Article.

         (G) OTHER MATTERS. No re-entry or repossession, repairs, changes, alterations and additions, reletting, acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or accept a surrender of the Premises, nor shall the same operate to release the Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. To the fullest extent permitted by Law, all rent and other consideration paid by any Replacement Tenants shall be applied: first, to the Costs of Re-Letting, second, to the payment of any Rent theretofore accrued, and the residue, if any, shall be held by Landlord and applied to the payment of other obligations of Tenant to Landlord as the same become due (with any remaining residue to be retained by Landlord). Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues after the date of any Default by Tenant. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease.


                                   ARTICLE 21.
                            LANDLORD'S RIGHT TO CURE

         (A) If Landlord shall fail to perform any term or provision under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant; provided, if the nature of Landlord's failure is such that more than thirty (30) days are reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure such failure within such thirty (30) day period, and thereafter reasonably proceeds to cure such failure to completion. The aforementioned periods of time permitted for Landlord to cure shall be extended for any period of time during which Landlord is delayed in, or prevented from, curing due to fire or other casualty, strikes, lock-outs or other labor troubles or shortages, shortages of equipment or materials, governmental requirements, power shortages or outages, acts or omissions by Tenant or other Persons, and other causes beyond Landlord's reasonable control. If Landlord shall fail to cure within the times permitted for cure herein, Landlord shall be subject to such remedies as may be available to Tenant (subject to the other provisions of this Lease); provided, in recognition that Landlord must receive timely payments of Rent and operate the Property, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off or abate Rent.

         (B) All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of Rent. If

Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for ten (10) days after notice thereof by Landlord, or a shorter period if additional damage may result, Landlord may, to protect its interests, but shall not be obligated to do so, and without waiving or releasing Tenant from any of its obligations, make any such payment or perform any such other act on Tenant's part to be made or performed as provided herein. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional Rent hereunder and shall be payable with interest from the date Landlord makes such payments until paid by Tenant, at the Default Rate, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Rent.


                                   ARTICLE 22.
                              RETURN OF POSSESSION

         At the expiration of earlier termination of this Lease or Tenant's right of possession, Tenant shall surrender possession of the Premises in the condition required under Article 9, ordinary wear and tear excepted, and shall surrender all keys, key cards, and any parking stickers, to Landlord, and advise Landlord as to the combination of any locks or vaults then remaining in the Premises, and shall remove all trade fixtures and personal property. All improvements, fixtures and other items in or upon the Premises (except trade fixtures and personal property belonging to Tenant), whether installed by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. However, if upon granting its consent to any alterations or improvements to the Premises made by Tenant, Landlord gives notice that such work will be required to be removed upon the termination of expiration of this Lease, Tenant shall, prior to the expiration or termination of this Lease, promptly remove such of the foregoing items as are designated in such notice and restore the Premises to the condition prior to the installation of such items and as of the execution hereof. If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises required hereunder, Landlord may do so, and Tenant shall pay Landlord the cost thereof upon demand. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant's right to possession, shall at Landlord's option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same.

                                   ARTICLE 23.
                                  HOLDING OVER

         Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord 175 % of the amount of Rent then applicable (or the highest amount permitted by law, whichever shall be less) prorated on per diem basis for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises, and shall be subject to the provisions of
Article 22). Notwithstanding the foregoing to the contrary, at any time before or after expiration or earlier termination of the Lease, Landlord may serve notice advising Tenant of the amount of Rent and other terms required, should Tenant desire to enter a month-to-month tenancy (and if Tenant shall hold over more than one full calendar month after such notice, Tenant shall thereafter be deemed a month-to-month tenant, on the terms and provisions of this Lease then in effect, as modified by Landlord's notice, and except that Tenant shall not be entitled to any renewal or expansion rights contained in this Lease or any amendments hereto).


                                   ARTICLE 24.
                                    NO WAIVER

         No provision of this Lease will be deemed waived by either party unless expressly waived in writing signed by the waiving party. No waiver shall be implied by delay, forbearance, failure to act or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. Acceptance of Rent by Landlord shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from any Person other than Tenant, including any Transferee, shall not constitute a waiver of Landlord's right to approve or disapprove any Transfer.


                                   ARTICLE 25.
                         ATTORNEYS' FEES AND JURY TRIAL

         In the event of any litigation between the parties, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorneys' fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable Law. In the interest of obtaining a speedier and less costly hearing of any dispute, the parties hereby each irrevocably waive the right to trial by jury.

                                   ARTICLE 26.
                     CAPTIONS, DEFINITIONS AND SEVERABILITY

         The captions of the Articles and Paragraphs of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. If any term or provision of this Lease shall be found invalid, void, illegal, or unenforceable with respect to any particular Person by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions hereof, or its enforceability with respect to any other Person, the parties hereto agreeing that they would have entered into the remaining portion of this Lease notwithstanding the omission of the portion or portions adjudged invalid, void, illegal, or unenforceable with respect to such Person.

         (A) "Building" shall mean the structure identified in Article 1 of this Lease.

         (B) "Default Rate" shall mean five percent (5 %) in excess of the Prime Rate (as defined in Paragraph (1) of this Article) per annum, or the highest rate permitted by applicable Law, whichever shall be less.

         (C) "Holder" shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor.

         (D) "Holidays" shall mean all federally observed holidays, including New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Veterans' Day, Thanksgiving Day, Christmas Day, and to the extent of utilities or services provided by union members engaged at the Property, such other holidays observed by such unions.

         (E) "Landlord" and "Tenant" shall be applicable to one or more Persons as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there be more than one, the obligations thereof shall be joint and several. For purposes of any provisions indemnifying or limiting the liability of Landlord, the term "Landlord" shall include Landlord's present and future partners, members, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

         (F) "Law" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders, and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the state in which the Property is located, and decisions of federal courts applying the Laws of such State.

         (G) "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or Building, or any part thereof and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

         (H) "Operating Expenses" shall mean all expenses, costs and amounts (other than Taxes) of every kind and nature which Landlord shall incur or pay during any calendar year any portion of which occurs during the Term, because of or in connection with the ownership, management, repair, maintenance, restoration and operation of the Property, including, without limitation, any amounts paid for: (a) utilities for the Property, including but not limited to, electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating, (b) permits, licenses and certificates necessary to operate, manage and lease the Property, (c) insurance applicable to the Property, not limited to the amount of coverage Landlord is required to provide under this Lease, (d) supplies, tools, equipment and materials used in the operation, repair and maintenance of the Property, (e) accounting, legal, inspection, consulting, concierge and other services, (f) any equipment rental (or installment equipment purchase or equipment financing agreements), or management agreements (including the cost of any management fee actually paid thereunder and the fair rental value of any office space provided thereunder, up to customary and reasonable amounts), (g) wages, salaries and other compensation and benefits (including the fair value of any parking privileges provided) for all persons engaged in the operation, maintenance or security of the Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits, (h) payments under any easement, operating agreement, declaration, restrictive covenant or instrument pertaining to the sharing of costs in any planned development, and
(i) operation, repair and maintenance of all Systems and Equipment and components thereof (including replacement of components), janitorial service, alarm and security service, window cleaning, trash removal, elevator maintenance, cleaning of walks, parking facilities and building walls, removal of ice and snow, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of shrubs, trees, grass, sod and other landscaped items, irrigation systems, drainage facilities fences, curbs and walkways, re-paving and re-striping parking facilities, and roof repairs. If the Property is not fully occupied during all or a portion of any calendar year, including the Base Year, Landlord will, in accordance with sound accounting and management practices, determine the amount of variable Operating Expenses (i.e., those items which vary according to occupancy levels) that would have been paid had the Property been 95 % occupied, and the amount so determined shall be deemed to have been the amount of variable Operating Expenses for such year. If Landlord makes such an adjustment, Landlord shall make a comparable adjustment for the Base Expense year. Notwithstanding the foregoing, Operating Expenses shall not, however, include:

         (i) depreciation, interest (except as set forth below with respect to amortization of capital improvements) and amortization on Mortgages, and other debt costs or ground lease payments, if any; legal fees in connection with leasing, tenant disputes or enforcement of leases; real estate brokers' leasing commissions; improvements or alterations to tenant spaces (including permit costs for such improvements); the cost of providing any service directly to and paid directly by, any tenant; any costs expressly excluded from Operating Expenses elsewhere in this Lease; costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from Operating Expenses in the year in which received); costs incurred by Landlord for organizational expenses, attorney's fees and accounting fees to the extent related to Landlord's general corporate overhead and general administrative expenses (as distinguished from costs of operating the Property); and

         (ii) capital expenditures, except for: (a) the costs of any capital improvements, equipment or devices installed or paid for by Landlord
         (1) to conform with any change in Laws, rules, regulations or requirements of any governmental or quasi governmental authority having jurisdiction not applicable to the Building as of the date of this Lease or of the board of fire underwriters or similar insurance body, or (2) to effect a labor saving, energy saving or other economy, amortized over the lesser of (A) three (3) years, (B) the "pay back period," or (C) the useful life of such capital improvement, equipment or device (as determined in accordance with generally accepted accounting principles or otherwise as determined by Landlord), or such longer period as Landlord shall reasonably determine, as well as interest on the unamortized balance at the Prime Rate, as defined in Paragraph (J) below, on the date the costs are incurred or such higher rate as may have been paid by Landlord on borrowed funds. The "pay back period" shall be the period within which the anticipated savings from the use of such capital improvement, equipment or device, as determined by Landlord, will equal the cost of the subject capital improvement, equipment or device; (b) the costs of (1) exterior window draperies and coverings provided by Landlord, (2) carpeting and wall coverings in the common areas, and (3) other furnishings in common areas which, as a result of normal use, require periodic replacement, amortized over the useful life of such improvements (as determined in accordance with generally accepted accounting principles or otherwise as determined by Landlord), or such longer period as may be determined by Landlord in its reasonable discretion, as well as interest on the unamortized balance at the Prime Rate on the date the costs are incurred or such higher rate as may have been paid by Landlord on borrowed funds, if more than fifteen percent (15 %) of the draperies, window coverings, carpeting or furnishings are replaced during any calendar year. If fifteen percent (15 %) or less of the draperies, window coverings, carpeting or furnishings are replaced during any calendar year, then the entire cost of replacing such draperies, window coverings, carpeting or furnishings may be included in Operating Expenses in the calendar year the cost is incurred; (c) depreciation or amortization of the costs of materials, tools, supplies and equipment purchased by Landlord to enable Landlord to supply services which Landlord might otherwise contract for with a third party where such depreciation and amortization would otherwise have been included in the charge for such third party's services; and (d) costs of minor capital improvements or expenditures where such improvement or expenditure costs less than Ten Thousand Dollars ($10,000.00) per calendar year.

         (I) "Person" shall mean an individual, trust, partnership, joint venture, association, limited liability company, corporation and any other entity.

         (J) "Prime Rate" shall mean the prime rate (or base rate) reported in the Money Rates column or section of THE WALL STREET JOURNAL as being the base rate on corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) on the first day on which THE WALL STREET JOURNAL is published in the month preceding the month in which the subject costs are incurred.

         (K) "Property" shall mean the Building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas , driveways, landscaped area , skywalks, parking garages and lots, and any and all other structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, equipment, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection therewith, whether title is held by Landlord or its affiliates. Possession of areas necessary for utilities, services, safety and operation of the Property, including the Systems and Equipment (as defined in this Article), fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Property there above, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant's use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant; provided that, subject to the terms and conditions of
Article 29, Tenant shall have the right to install wires and conduit in the space above the finished ceiling of the Premises as may be reasonably necessary to serve Tenant's equipment in the Premises.

         (L) "Rent" shall have the meaning specified therefor in Paragraph (H) of Article 4.

         (M) "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment for the Property.

         (N) "Taxes" shall mean all federal, state, county or local governmental or municipal taxes, fees, charge or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, water and sewer rents, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes (except to the extent paid by Tenant under Article 5), personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, Systems and Equipment, appurtenances, furniture and other personal property used in connection with the Property which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority) because of or in connection with the ownership, leasing and operation of the Property. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Property) and any penalties and interest incurred as a result of Landlord's failure to pay Taxes when due. If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Property shall be included within the term "Taxes," except that the same shall not include any enhancement of said tax attributable to other income of Landlord. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes to the extent that Taxes are reduced as a result. Tax refunds shall be deducted from Taxes in the year they are received by Landlord, but if such refund shall relate to taxes paid in a prior year of the Term, and the Lease shall have expired, Landlord shall mail Tenant's Prorata Share of such net refund (after deducting Tenant's Prorate Share of expenses and attorneys' fees), up to the amount Tenant paid towards Taxes during such year, to Tenant's last known address. If Taxes for the Base Tax Year are reduced as the result of protest, or by means of agreement, or as the result of legal proceedings or otherwise, Landlord may adjust Tenant's obligations for Taxes in all years following the Base Tax Year, and Tenant shall pay Landlord within 30 days after notice any additional amount required by such adjustment for any such years or portions thereof that have therefore occurred; provided, however, Tenant shall not be obligated to pay an amount greater than the amount Tenant's Prorata Share of Taxes would have been had the Base Tax Year originally been equal to the reduced Base Tax Year. If Taxes for any period during the Term or any extension thereof (other than the Base Tax Year), shall be increased after payment thereof by Landlord, for any reason, including without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Prorata Share of such increase in Taxes. Except for increases in the Base Tax Year, Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessments or valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise), increases in the tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. Notwithstanding the foregoing, if any Taxes shall be paid based on assessments or bills by a governmental or municipal authority using a fiscal year other than a calendar year, Landlord may elect to average the assessments or bills for the subject calendar year, based on the number of months of such calendar year included in each such assessment or bill.

         (O) "Tenant's Prorata Share" of Taxes and Operating Expenses shall be 3.3003%. Tenant acknowledges that the "rentable area of the Premises" under this Lease includes the usable area, without deduction for columns or projections, multiplied by a load or conversion factor, to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms and other public, common and service areas. Except as provided expressly to the contrary herein, the "rentable area of the Property" shall include all rentable area of all space leased or available for lease at the Property, which Landlord may reasonably re-determine from time to time, to reflect re-configurations, additions or modifications to the Property. If the Property or any development of which it is a part, shall contain non-office uses, Landlord shall have the right to determine in accordance with sound accounting and management principles, Tenant's Prorata Share of Taxes and Operating Expenses for only the office portion of the Property or of such development, in which event, Tenant's Prorata Share shall be based on the ratio of the rentable area of the Premises to the rentable area of such office portion. In such event, the Operating Expenses and Taxes to which Tenant's Prorata Share shall apply shall be reduced to exclude those Operating Expenses and Taxes which relate to the area of the Property which has been excluded in calculating Tenant's Prorata Share. Similarly, if the Property shall contain tenants who do not participate in all or certain categories of Taxes or Operating Expenses on a prorata basis, Landlord may exclude the amount of Taxes or Operating Expenses, or such categories of the same, as the case may be, attributable to (as opposed to recoverable from) such tenants, and exclude the rentable area of their premises, in computing Tenant's Prorata Share as applied to such categories.


                                   ARTICLE 27.
                      CONVEYANCE BY LANDLORD AND LIABILITY

         In case Landlord or any successor owner of the Property or the Building shall convey or otherwise dispose of any portion thereof in which the Premises are located, to another Person (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other Person shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord which first arise after the date of conveyance, and Tenant shall attorn to such other Person, and Landlord or such successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Property or the Premises, shall be limited to the interest of Landlord in the Property (and the rental proceeds thereof) and insurance proceeds available to landlord, and Tenant agrees to look solely to Landlord's interest in the Property (and the rental proceeds thereof) and insurance proceeds available to Landlord. Tenant agrees to look solely to Landlord's interest in the Property (and the rental proceeds thereof) and insurance proceeds available to Landlord for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this Article shall apply equally and inure to the benefit of Landlord's present and future partners, beneficiaries, officers, directors, trustees, members, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner, member, shareholder, or trustee or beneficiary (if Landlord or any partner, member or shareholder of Landlord is a trust) have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding the foregoing to the contrary, Landlord shall have personal liability for insured claims, beyond Landlord's interest in the Property (and rental proceeds thereof), to the extent of Landlord's liability insurance coverage available for such claims.


                                   ARTICLE 28.
               SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS

         The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses in addition to insurance required to be carried by Tenant hereunder. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or any program required by law.


                                   ARTICLE 29.
                        COMMUNICATIONS AND COMPUTER LINES

         (A) Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively the "Lines") at the Property in or serving the Premises, provided: (a) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Article 10, (b) any such installation, maintenance, replacement, removal or use shall comply with all Laws applicable thereto and good work practices, and shall not interfere with the use of any then existing Lines at the Property, (c) space for additional Lines shall be maintained for existing and future occupants of the Property, as determined in Landlord's reasonable opinion, (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, (e) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises installed by or on behalf of Tenant to the extent such Lines are being replaced by the new Lines, (f) Tenant's rights shall be subject to the rights of any regulated telephone company, and (g) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed by or on behalf of Tenant in violation of these provisions, or which are or become at any time in violation of any Laws or represent a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three (3) days after written notice.

         (B) Landlord may (but shall not have the obligation to): (i) install new Lines at the Property, (ii) create additional space for Lines at the Property, and (iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Property by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may be available to Landlord by Law or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for the costs attributable to Tenant if Tenant has requested or Tenant's activities have resulted in such exercise by Landlord, or Landlord may include those costs and all other costs in Operating Expenses to the extent allowed under Article 26.

         (C) Notwithstanding anything to the contrary contained in Article 22, Landlord reserves the right to require that Tenant remove any or all Lines installed by or for Tenant within or serving the Premises upon termination of this Lease, provided Landlord notifies Tenant at least thirty (30) days prior to expiration or Tenant's permitted early termination (under Tenant's Termination Option) of this Lease or prior to or within thirty (30) days following termination upon or following Default. Any Lines not required to be removed pursuant to this Article shall, at Landlord's option, become the property of Landlord without payment by Landlord. If Tenant fails to remove such lines as required by Landlord, or violates any other provision of this Article, Landlord may, after twenty (20) days' written notice to Tenant, remove such Lines or remedy such other violation, at Tenant's expense (without limiting Landlord's other remedies available under this Lease or applicable Law). Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party, a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void. Except to the extent arising from the intentional or grossly negligent acts of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant's requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants of the Property, by any failure of the environmental conditions or the power supply for the Property to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease; provided, however, in the event of such disruption, Tenant shall be entitled to the rights and remedies set forth in Article 8(E) applicable to the disruption of essential services. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

         (C) Tenant will have the right to install a satellite dish at the Property subject to the terms and conditions set forth in Rider Three, attached hereto and made a part hereof.


                                   ARTICLE 30.
                               HAZARDOUS MATERIALS

         (A) Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Hazardous Material" (as defined below) upon or about the Property, or permit Tenant's employees, agents, contractors and other occupants of the Premises to engage in such activities upon or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in offices (or such other business or activity expressly permitted to be undertaken in the Premises under
Article 7), provided: (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable Law and the manufacturers' instructions therefor, (b) such substances shall not be disposed of, released or discharge on the Property, and shall be transported to and from the Premises in compliance with all applicable laws, and as Landlord shall reasonably require,
(c) if any applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises, and (d) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease.

         Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Materials, (iii) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises. Landlord shall have the right (but not the obligation) to join and participate as a party in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefor, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Law. The term "Hazardous Material" for purposes hereof shall mean any chemical substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

         If any Hazardous Material is released, discharged or disposed of by Tenant, its employees, agents, contractors or any other occupant of the Premises claiming by under or through Tenant, or their employees, agents or contractors, on or about the Property in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Material from the Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense. Such cleanup and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Article within five (5) days after written notice by Landlord, or such shorter time as may be required by Law or in order to minimize any hazard to Persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable Law). If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or its employees, agents, contractors or other occupants of the Premises claiming by through or under Tenant, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article 13 to the extent that the Premises or common areas serving the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under Article 13.

         (B) The parties acknowledge that the material used in certain of the fire-proofing materials applied to certain structural members in the Building and Property (which structural members are primarily located above the finished ceiling) contains asbestos. Notwithstanding the foregoing, all rentable areas of 11th floor of the Building have been abated of such asbestos in accordance with industry standards and, if Landlord substitutes the Premises under Article 19(F), the rentable area of the new premises shall be free of asbestos. In order to preserve the air quality of the Building and Property, Landlord has established, and from time to time may modify, rules and regulations governing the manner in which alterations and improvements are to be undertaken in the areas where the subject fire-proofing is located. Tenant shall comply with all such rules and regulations established by Landlord. If any governmental entity promulgates or revises a statute, ordinance, code or regulation, or imposes mandatory or voluntary controls or guidelines with respect to the subject asbestos fireproofing, or if Landlord is required or elects to make alterations or to remove the subject asbestos fire-proofing, Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines, or make such alterations or remove such asbestos fireproofing. Neither such compliance nor the making of alterations, nor the removal of all or a portion of such asbestos fire-proofing shall in any event entitle Tenant to any damages, relieve Tenant of the obligation to pay any sums due hereunder, or constitute or be construed as a constructive or other eviction of Tenant. In accordance with Proposition 65 and the regulations promulgated thereunder which require that person subject to "environmental exposure" to certain designated chemicals, such as asbestos, receive warnings, you are advised that :

                   WARNING: THE BUILDING CONTAINS ASBESTOS, A
                   CHEMICAL KNOWN TO THE STATE OF CALIFORNIA
                   TO CAUSE CANCER.


                                   ARTICLE 31.
                                  MISCELLANEOUS

         (A) Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, guardians, custodians, permitted successors and assigns, subject to the provisions of Article 17 respecting Transfers.

         (B) Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant.

         (C) This Lease shall be construed in accordance with the Laws of the state of California.

         (D) All obligations or rights of either party arising during or attributable to the period ending upon expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

         (E) Landlord agrees that, if Tenant timely pays the Rent and performs the terms and provisions hereunder, and subject to all other terms and provisions of this Lease, Tenant shall hold and enjoy the Premises during the Term, free of lawful claims by any Person acting by or through Landlord.

         (F) This Lease does not grant any legal rights to "light and air" outside the Premises nor any particular view or cityscape visible from the Premises.

         (G) All remedies hereinbefore and hereafter conferred upon Landlord shall be deemed cumulative and no one shall be exclusive of the other, or shall in any way Emit the availability to Landlord of any other remedy conferred by law, whether or not specifically conferred by the provisions of this Lease.


                                   ARTICLE 32.
                                      OFFER

         The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord, but the solicitation of such an offer by Tenant. Landlord's acceptance of such offer shall be evidenced only by Landlord signing and delivering this Lease to Tenant.


                                   ARTICLE 33.
                                     NOTICES

         Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Property, shall be in writing and shall not be effective for any purpose unless the same shall be served personally or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, addressed, into Tenant, at the address first set forth in the Lease, until the Commencement Date, and thereafter to the Tenant at the Premises, WITH A COURTESY COPY TO: Paul Churchill, Esq. COOLEY GODWARD LLP, One Maritime Plaza, 20th Floor, San Francisco, CA 94111, and if to Landlord, at the address at which the last payment of Rent was required to be made and to Pine Street Investors I, L.L.C., c/o Danielson Whitehead, Inc., at 100 Pine Street, San Francisco, California 94111, Attn: Robert Whitehead, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postage Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addressed required herein.

                                   ARTICLE 34.
                                     SIGNAGE

          Landlord agrees to list Tenant on the main lobby Building directory. In addition, Tenant may, at Tenant's sole cost and expense and subject to Landlord's prior approval thereof, be allowed to install its standard signage at the 11th floor elevator lobby of the Building. No other sign, placard, picture, advertisement, name or notice (collectively, "Signs") shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Building without the written consent of Landlord first had and obtained. Tenant acknowledges and agrees that Landlord may withhold its consent to the placing of Signs on the exterior of the Building in its sole and absolute discretion.


                                   ARTICLE 35.
                               REAL ESTATE BROKERS

         Tenant represents that it has dealt only with CUSHMAN & WAKEFIELD OF CALIFORNIA, INC. (whose commission, if any, shall be paid by Landlord pursuant to separate agreement) as broker, agent or finder in connection with this Lease and agrees to indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt or is claimed to have dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant or execution of this Lease.


                                   ARTICLE 36.
                                SECURITY DEPOSIT

         Tenant shall deposit with Landlord the sum of $185,104.33 ("Security Deposit"), upon Tenant's execution and submission of this Lease. The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. In the event that Tenant is in Default hereunder, or in the event that Tenant owes any amounts to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant's obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provider hereunder or under any Law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord within ten (10) days after written notice, an amount sufficient to restore the full amount of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from Landlord's general funds or pay interest on the Security Deposit. Any remaining portion of the Security Deposit shall be returned to Tenant within sixty (60) days after Tenant has vacated the Premises in accordance with Article 22. If the Premises shall be expanded at any time, or if the Term shall be extended at an increased rate of Rent, the Security Deposit shall thereupon be proportionately increased.

                                   ARTICLE 37.
                                ENTIRE AGREEMENT

         This Lease, together with Riders One, Two and Three and Exhibit A (WHICH COLLECTIVELY ARE HEREBY INCORPORATED WHERE REFERRED To HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein, and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease, signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord's leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord's final approval, and are not authorized to make any agreements, representations, understandings or obligations, binding upon Landlord, respecting the condition of the Premises or Property, suitability of the same for Tenant's business, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous written agreement shall be of any force or effect.
Neither this Lease, nor any Riders or Exhibits referred to above, may be modified, except in writing signed by both parties.

                  LANDLORD:

                  PINE STREET INVESTORS I, L.L.C.
                  a Delaware limited liability company

                  By: Walton Street Real Estate Fund I, L.P., a Delaware limited partnership,
                           Managing Partner

                           By:      Walton Street Managers I, L.P.,
                                     a Delaware limited partnership,
                                     General Partner

                                    By:      WSC Managers I, Inc.,
                                              a Delaware corporation,
                                              General Partner

                                             By:/s/HOWARD J. BRODY
                                                ------------------
                                                Name: Howard Brody
                                                Title: VP
                                                Date: 6-1-99

                  TENANT:

                  PEOPLE PC, INC.,
                  A Delaware corporation

                  By:  /s/ NICK GROUF
                       -------------------------
                  Name:   Nick Grouf
                  Title:  Chief Executive Officer
                  Date:

[100 PINE STREET LOGO Goes Here]
LEASE EXHIBIT `A'
ELEVENTH FLOOR

                         [ELEVENTH FLOOR MAP GOES HERE]

                                    RIDER ONE

                                      RULES

         (1) On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 p.m. and 8:00 a.m. the following day, or such other hours as Landlord shall determine from time to time, access to the Property and/or the passageways, entrances, exits, shipping areas, halls, corridors, elevators or stairways and other areas in the Property may be restricted and access gained by use of a key to the outside doors of the Property, or pursuant to such security procedures Landlord may from time to time impose. All such areas, and all roofs, are not for use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Property and its tenants provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals in the normal course of Tenant's business unless such persons are engaged in activities which are illegal or violate these Rules. No Tenant and no employee or invitee of Tenant shall enter into area reserved for the exclusive use of Landlord, its employees or invitees. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

         (2) Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing. Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant's expense). Landlord reserves the right to remove at Tenant's expense all matter not so installed or approved without notice to Tenant.

         (3) Tenant shall not in any manner use the name of the Property for any purpose other than that of the business address of the Tenant, or use any picture or likeness of the Property, in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord's express consent in writing.

         (4) Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color, material and make thereof is first approved by the Landlord.

         (5) Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Property only at times and in the manner designated by Landlord, and always at the Tenant's sole responsibility and risk. Landlord may impose reasonable charges for use in freight elevators after or before normal business hours. All damage done to the Property by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant's expense. Landlord may inspect items brought into the Property or Premises with respect to weight or dangerous nature. Landlord may require that all furniture, equipment, cartons and similar articles removed from the Premises or the Property be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Property, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall not allow anything to remain in or obstruct in any way, any lobby, corridor, sidewalk, passageway, entrance, exit, hall, stairway, shipping area, or other such area. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Property employees) that are at any time being taken from the Premises directly to the areas designated for disposal. Any hand-carts used at the Property shall have rubber wheels.

         (6) Tenant shall not overload any floor or part thereof in the Premises, or Property, including any public corridors or elevators therein bringing in or removing any large or heavy articles, and Landlord may direct and control the location of safes, and all other heavy articles and require supplementary supports at Tenant's expense of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

         (7) Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Tenant, upon termination of its tenancy, shall deliver to the Landlord all keys of offices, rooms and toilet rooms which have been furnished Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefor.

         (8) If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the prior approval of Landlord, and then only under Landlord's direction at Tenant's expense. Tenant shall not install in the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord's prior approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of electric wiring in the Property and the Premises and the needs of tenants of the Property, and shall not in any event connect a greater load than such safety capacity.

         (9) Tenant shall not obtain for use upon the Premises ice, drinking water, towel, janitor and other similar services, except from Persons approved by the Landlord. Any Person engaged by Tenant to provide janitor or other services shall be subject to direction by the manager or security personnel of the Property.

         (10) The toilet rooms, urinals, wash bowls and other such apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this Rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.

         (11) The janitorial closets, utility closets, telephone closets, broom closets, electrical closets, storage closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by tenants, or their contractors, agents, employees, or other parties without Landlord's prior written consent.

         (12) Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur (except in connection with occasional social or business events conducted in the Premises which do not violate any Laws nor bother or annoy any other tenants). Tenant shall not at any time sell, purchase or give away, foods in any form by or to any of Tenant's agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any Laws or bother or annoy any other tenant).

         (13) Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants or occupants of the Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises specified in the Lease.

         (14) Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Property and shall not allow the adjustment (except by Landlord's authorized Property personnel) of any controls. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord's consent. As a condition to claiming any deficiency in the air conditioning or ventilation services provided by Landlord, Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

         (15) Tenant shall conduct no auction, fire or "going out of business sale" or bankruptcy sale in or from the Premises, and such prohibition shall apply to Tenant's creditors.

         (16) Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of "fire wardens" developed by Landlord for the Property, or required by Law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premiss and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

         (17) Tenant will comply with all municipal, county, state, federal or other government laws, statutes, codes, regulations and other requirements, including without limitation, environmental, health, safety and police requirements and regulations respecting the Premises, now or hereinafter in force, at its sole cost, and will not use the Premises for any immoral purposes.

         (18) Tenant shall not (i) carry on any business, activity or service except those ordinarily embraced within the permitted use of the Premises specified  in  the  Lease  and  more  particularly,  but  without  limiting  the generality of the foregoing, shall not (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity,
(vii) operate any electrical or other device from which may emanate electrical or other waves which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Property or elsewhere, (viii) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except when specifically permitted) or other animal or bird in the Property, (ix) make or permit objectionable noise or odor to emanate from the Premises (x) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Property, (xi) throw or permit to be thrown or dropped any article from any window or other opening in the Property, (xii) use or permit upon the Premises anything that will invalidate or increase the rate of insurance on any policies of insurance now or hereafter carried on the Property or violate the certificates of occupancy issued for the premises or the Property, (xiii) use the Premises for any purpose, or permit upon the Premises anything, that may be dangerous to person or property (including but not limited to flammable oils, fluids, paints, chemicals, firearms or any explosive articles or materials) nor
(xiv) do or permit anything to be done upon the Premises in any way tending to disturb any other tenant at the Property or the occupants of neighboring property.

         (19) If the Property shall now or hereafter contain a building garage, parking structure or other parking area or facility, the following Rules shall apply in such areas or facilities:

              (i) Parking shall be available in areas designated generally for tenant parking, for such daily or monthly charges as Landlord may establish from time to time, or as may be provided in any parking Agreement attached hereto (which, when signed by both parties as provided therein, shall thereupon become effective). In all cases, parking for Tenant and its employees and visitors shall be on a "first come, first served," unassigned basis, with Landlord and other tenants at the Property, and their employees and visitors, and other Persons (as defined in Article 26 of the Lease) to whom Landlord shall grant the right or who shall otherwise have the right to use the same, all subject to these Rules, as the same may be amended or supplemented, and applied on a non-discriminatory basis, as is further described in Article 6 of the lease.

              Notwithstanding the foregoing to the contrary, Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped individuals, and other tenants, visitors of tenants or other Persons, and Tenant and its employees and visitors shall not park in any such assigned or reserved spaces. Landlord may restrict or prohibit full size vans and other large vehicles.

              (ii) In case of any violation of these provisions, Landlord may refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Property without liability whatsoever, at such violator's risk and expense. Landlord reserves the right to close all or a portion of the parking areas or facilities in order to make repairs or performance maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Law or governmental requirement, or any other reason beyond Landlord's reasonable control. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant's sole recourse. Tenant acknowledges that such parking areas or facilities may be operated by an independent contractor not affiliated with Landlord, and Tenant acknowledges that in such event, Landlord shall have no liability for claims arising through acts or omissions of such independent contractor, if such contractor is reputable.

              (iii) Hours shall be 6 a.m. to 8 p.m., Monday through Friday, and 10:00 a.m. to 1:00 p.m. on Saturdays, or such other hours as may be reasonably established by Landlord or its parking operator from time to time; cars must be parked entirely within the stall lines, and only small cars may be parked in areas reserved for small cars; all directional signs and arrows must be observed; the speed limit shall be 5 miles per hour; spaces reserved for handicapped parking must be used only by vehicles properly designated; every parker is required to park and lock his own car; washing, waxing, cleaning or servicing of any vehicle is prohibited; parking areas may be used only for parking automobiles; parking is prohibited in areas: (a) not striped or designated for parking, (b) aisles,
              (c) where "no parking" signs are posted, (d) ramps, and (e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.

[LANDLORD'S AND TENANT'S INTIALS GO HERE]

                                    RIDER TWO

                                OPTION TO EXTEND

         Tenant is hereby granted an option to extend the Term for a single additional period of five (5) consecutive Lease Years ("Extension Period"), on the same terms and conditions in effect under the Lease immediately prior to the Extension Period, except that monthly Base Rent shall be increased to the Prevailing Rental Rate (as defined herein) and the Base Expense Year and Base Tax Year shall be changed to the calendar year 2004; Tenant shall have no further option to extend. The option to extend may be exercised only by giving Landlord irrevocable and unconditional written notice thereof no earlier than one year and no later than nine months prior to the commencement of the Extension Period. Said exercise shall, at Landlord's election, be null and void if (i) Tenant is in Default under the Lease at the date of said notice or (ii) if PEOPLE PC, INC. is occupying less than seventy-five percent (75 %) of the Premises. The term "Lease Year" herein means each twelve month annual period, commencing with the first day of the Extension Period, without regard to calendar years.

         "Prevailing Rental Rate" means the average per square foot rental rate per month for all renewal leases for renewal periods approximately as long as the Extension Period, executed by tenants for similar uses and lengths of time for comparable space in the Building and comparable buildings in the vicinity of the Building during the six (6) months immediately prior to the date upon which such Prevailing Rental Rate is to become effective, where such renewal rates were not fixed in advance by the terms of such leases, subject to reasonable adjustments for comparable space on more or less desirable floors or areas of the Property. In all cases, such rates shall be based on the average net effective rate then being charged for similar spaces and for similar terms by landlords (after taking into account any "free rent" or periods of reduced rent, then generally being provided by landlords for, similar deals). Notwithstanding anything to the contrary herein, for purposes of determining the Prevailing Rental Rate, Tenant shall not be entitled to any credit on account of any tenant improvement allowance recoupment component of prevailing rents paid generally by other tenants.

         Landlord agrees to make (or provide an allowance for) certain cosmetic improvements to the Premises such as painting, recarpeting, patching of walls, repair of doors, and replacement of ceiling tile, where same is necessary to generally make the Premises appear in "like new condition." Under no circumstances will Landlord be required to in any way reconfigure the Premises or do any other work other than the cosmetic work described above.

         If the parties are unable to agree on the Prevailing Rental Rate within sixty (60) days after the commencement of the Extension Period (the "Outside Agreement Date"), the Prevailing Rental Rate shall be determined by arbitration in accordance with Paragraphs (i) to (vii) below.

         (i) No later than fifteen (15) days following the Outside Agreement Date, Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of office properties in the San Francisco, California. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Prevailing Rental Rate is the most accurate as determined by the arbitrators.

         (i) The two (2) arbitrators so appointed shall within fifteen (15) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

         (ii) The three (3) arbitrators shall, within fifteen (15) days of the appointment of the third arbitrator, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Prevailing Rental Rate, and shall notify Landlord and Tenant thereof.

         (iii) The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

         (iv) If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator timely appointed by one of the parties shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

         (v) If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, both arbitrators shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the Commercial Arbitration Rules of the American Arbitration Association then in effect. Such determination shall be final and binding upon the parties.

         (vi) The cost of arbitration shall be borne by Landlord and Tenant equally.

         In recognition that the Prevailing Rental may not be determined until after the commencement of the Extension Period, Tenant shall pay, during the Extension Period until the Prevailing Rental Rate is determined, 110 % of the amount of Rent then in effect (including Base Rent, and all other charges). Under no circumstances shall the Rent during the Extension Period ever be less than 100 % of such amount of Rent then in effect, regardless of the Prevailing Rental Rate, as determined in accordance with the foregoing provisions. If the Prevailing Rental Rate is determined to be grater than such amount, Tenant shall pay Landlord, within thirty (30) days after written request therefor, the difference between the amount required by such determination of the Prevailing Rental Rate and the amount of Rent theretofore paid by Tenant during the Extension Period.

         If Tenant shall fail to exercise the option herein provided, said option shall terminate, and shall be null and void and of no further force and effect. Tenant's exercise of said option shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such

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

default. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the option herein provided, then immediately upon such termination, sublease or assignment, the option herein granted to extend the Term, shall simultaneously terminate and become null and void. Such option is personal to Tenant. Under no circumstances whatsoever shall the assignee under a complete or partial assignment of the Lease, or a subtenant under a sublease of the Premises, have any right to exercise the option to extend granted herein. Time is of the essence of this provision.

[LANDLORD'S AND TENANT'S INTIALS GO HERE]


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

                                   RIDER THREE

         1. Subject to the terms hereof, the Premises shall include the non-exclusive right of Tenant to use a certain portion of the space either on the roof of the Building or such other location as determined by Landlord in Landlord's sole but good faith discretion (such location is hereinafter referred to as the "Designated Area"), for the sole use and purpose of installing, maintaining and operating, at the sole expense and risk of Tenant, an antenna or earth satellite station (the "Satellite Dish"). In the event that Tenant shall elect to install the Satellite Dish, Tenant shall give Landlord written notice thereof, which notice shall be accompanied by a complete set of plans and specifications (to be prepared by Tenant at its sole cost and expense), identifying the manner of installation thereof as well as the type of any equipment, related elements and cabling with size, engineering structure, broadcast frequencies, operating characteristics and other relevant information, as requested by Landlord, of the Satellite Dish; no work shall commence until Landlord has approved in writing all of said plans and specifications and any such work shall comply with the terms and conditions set forth in Article 10 of the Lease. Not more than thirty (30) days after receipt of all plans and specifications required herein, Landlord shall either approve or disapprove Tenant's request and, in the case of disapproval, set forth its reasons therefor. Tenant shall pay all engineering fees and other costs incurred by Landlord in connection with its review of Tenant's plans and specifications. The area used for the Satellite Dish and the size, configuration and type of equipment used (including but not limited to any modifications and replacements) shall be subject to Landlord's approval. Nothing contained herein shall prohibit Landlord from granting other tenants of the Building the right to place satellite earth stations, antennas or other telecommunication equipment or related apparatus in the Designated Area.

         2. Tenant shall use the Satellite Dish solely for its own internal, intra-corporate communications and shall not use Satellite Dish or allow it to be used by others for any other purpose, including but not limited to commercial communication transmission or reception, except that Reuters and similar subscriptions shall be permitted.

         3. Tenant shall pay all federal, state and local taxes applicable to the Satellite Dish. Further, Tenant shall procure, maintain and pay all fees, permits and governmental agency licenses (including, without limitation, FAA and FCC approval, if applicable) necessary in connection with the installation, maintenance and operation of the Satellite Dish. Landlord shall reasonably cooperate with Tenant, at Tenant's expense, in obtaining all such permits, licenses and other approvals.

         4. All installations required in connection with the Satellite Dish shall be made by means of conduits, wires or cables which pass through existing openings in the walls roof decks of the Building if such openings exist, and all cables and wires located in the Designated Area used in connection with the Satellite Dish shall be covered by rust-proof conduits and attachments. In no event shall any of Tenant's installations be

[LANDLORD'S AND TENANT'S INITIALS GO HERE]

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

made without the prior written consent of landlord which consent may be withheld by Landlord in Landlord's sole but good faith discretion. The installation of the Satellite Dish shall be subject to Landlord's review and approval and shall conform to the highest engineering standards commonly used for installing similar earth satellite stations on similar buildings; no part of the Satellite Dish shall extend beyond the parapet walls of the Building if located on the roof of the Building. Tenant further agrees that the Satellite Dish and all other related equipment installed by Tenant shall be painted so as to blend with the parapet wall. All wiring installed in the Building or used in connection with the Satellite Dish shall be labeled with information identifying its use, points of origin and termination, and other information reasonably requested by Landlord.

         5. Notwithstanding anything to the contrary contained in the Lease by which Landlord may consent to a sublease or assignment by Tenant, the right to use the Designated Area for the operation of the Satellite Dish is a personal right granted by Landlord to Tenant and may not be assigned by Tenant to any successor, sublessee or other assignee other than a transfer to Related Entity (as described in the Lease).

         6. Upon the expiration of the Term of the Lease, or within thirty (30) days of any earlier termination of the Lease, Tenant shall remove the Satellite Dish and all wires and cables used in connection with the Satellite Dish, at the sole expense of Tenant, and shall restore and repair all damage to the Designated Area and the Building occasioned by the installation, maintenance or removal of the Satellite dish. If Tenant fails to timely complete such removal, restoration and repair, all sums incurred by Landlord to complete such work will be paid by Tenant to Landlord immediately upon demand. Default by Tenant in the performance of Tenant's obligations hereunder shall be treated in the same manner as a default by Tenant under the Lease.

         7. Landlord makes no representations or warranties whatsoever with respect to the condition of the Designated Area, or the fitness or suitability of the Designated Area for the installation, maintenance and operation of the Satellite Dish, including, without limitation, with respect to the quality and clarity of any reception or to or from the Satellite Dish and the presence of any interference with such signals whether emanating from the Building, or otherwise. The Designated Area is and shall be delivered to Tenant "as-is" with all flaws and faults and Tenant hereby acknowledges that it has inspected the Designated Area and agrees to accept the Designated Area in its present condition.

         8. Tenant shall contact the manager of the Building prior to the date Tenant proposes to make any modification or replacement of the Satellite Dish or any part thereof in order to make arrangements for the movement of materials needed in connection therewith. Landlord shall have no obligation to supply Tenant with any materials or properly whatsoever in connection with adequate security and maintenance personnel in order to ensure the safe operation of the Satellite Dish. In addition, Tenant shall install, maintain and operate all of its equipment used in connection with the Satellite Dish in a fashion and manner so as not to interfere with use and operation of any: (a) other television or radio equipment ill the Building; (b) present or future

[LANDLORD'S AND TENANT'S INTIALS GO HERE]
electronic control system for any of the Building's operating services or the operation of the elevators in the Building; (c) other transmitting, receiving or master television, communications or micro-wave antenna currently or hereafter located in the Building by or on behalf of Landlord; (d) radio communication system now or hereafter used or desired to be used by Landlord, its agents or contractors; or (e) any such communications systems, antenna or similar equipment now used by other tenants of the Building. In the event that Tenant's Satellite Dish interferes with the use or operation of the communications systems, antenna or similar equipment hereafter used or desired to be used by tenants of the Building. Tenant shall comply with standards reasonably imposed by Landlord affecting similar equipment in the Building and cooperate with Landlord and such other tenant(s) to eliminate such interference. Notwithstanding anything in the Rules and Regulations to the contrary, during the term of the Lease Landlord shall afford Tenant, its employees, agents or contractors reasonable access to the roof of the Building (if the Designated Area is on the roof) for purposes of maintaining and repairing the Satellite Dish; provided, however, that Tenant shall provide at least 24 hours advance notice of same and Landlord may reasonably specify the time and any conditions of such access, including but not limited to requiring that any such persons gaining access to the roof be accompanied by the Building engineer or other representatives designated by the Landlord.

         9. In connection with Tenant's use and maintenance of the Satellite Dish, Tenant, at its sole cost and expense, shall comply with all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, all governmental authorities now existing or hereafter created and any applicable fire rating bureau, or other body exercising similar functions, affecting the Building, or affecting the maintenance, use or occupation of Building, which are applicable to the Designated Area, or the use thereof. Tenant shall install maintain and operate all of its equipment used in connection with the Satellite Dish in compliance with the laws, codes and regulations of all governmental agencies having jurisdiction over the installation, use and operation of the Satellite Dish; provided, however, if compliance with such laws, codes and regulations would require a change in the size, configuration or location of the designated Area or the Satellite Dish, such changes shall be subject to Landlord's prior written consent, which consent may be withheld in Landlord's sole but good faith discretion.

         10. Throughout the term of the Lease, Tenant, at Tenant's cost and expense, shall maintain and take good care of the Designated Area, including the Satellite Dish, and other fixtures and appurtenances therein, and make all non-structural repairs thereto as and when needed to preserve them in good working order and condition; provided, however, if Tenant shares the Designated Area, the cost of maintenance and repair thereof shall be allocated on a prorata basis. Notwithstanding the foregoing, all damage or injury to the Designated Area or any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or non-structural repairs, caused by or resulting from any act, misuse, negligent conduct, or omission of Tenant, or Tenant's agents, contractors, employees, invitees or licensees, will be repaired at Tenant's, sole cost and expense by Tenant to Landlord's reasonable satisfaction (if the repairs

[LANDLORD'S AND TENANT'S INTIALS GO HERE]

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

required are non-structural in nature and do not affect any Building system); or by Landlord at Tenant's expense (if the required repairs are structural in nature or affect any Building system). Tenant shall also repair all damage to the Building and the Designated Area caused by the Satellite Dish.

         11. If possible, Tenant shall pay directly to the utility company or the governmental authority providing utilities all charges for electricity and other sources of energy consumed in connection with the Satellite Dish and Landlord shall have no obligation to provide any services to the Designated Area. If such electricity and other sources of energy cannot be provided directly to Tenant, Tenant shall reimburse Landlord for all utility and electricity charges incurred by Landlord which are attributable to Tenant's use and operation of the Satellite Dish.

         12. To the fullest extent permitted by law, Tenant shall indemnify and hold Landlord and Landlord's agents, owner's, employees and representatives harmless from and against all claims, damages, losses and expenses, including, without limitation, attorneys' fees, directly or indirectly arising out of or resulting from Tenant's use of the Satellite Dish or the Designated Area, including, without limitation, all claims, damages, losses or expenses which may be: (a) attributable to bodily injury, sickness, disease or death or to injury to or destruction of tangible property, including the loss of use therefrom; and
(b) which may be caused in whole or in part by any fault or act or omission by Tenant or anyone employed by Tenant, or anyone for whose acts Tenant may by liable, or anyone acting on Tenant's behalf, except to the extent such bodily injury, sickness, disease or death or injury to or destruction of property is caused by Landlord's gross negligence or willful misconduct. The indemnity provisions of this paragraph are cumulative and in addition to any similar or related requirements or obligations of Tenant under the Lease, and shall survive the termination of the Lease.

         13. Landlord shall not be liable for any failure to provide access to the Designated Area, to assure the beneficial use of the Designated Area or to furnish any services or utilities required when such failure is caused by natural occurrences, riots, civil disturbances, insurrection, war, court order, public enemy, accidents, breakages, repairs, strike, lockouts or other labor disputes, the making of repairs, alterations or improvements to the Designated Area or the Building, the inability to obtain an adequate supply of fuel, gas. steam, water, electricity, labor or other supplies or by any other condition beyond Landlord's reasonable control, and Tenant shall not be entitled to any damages resulting from such failure, nor shall such failure relieve Tenant of the obligation to pay all sums due hereunder or under the Lease or constitute or be construed as a constructive or other eviction of Tenant.

         14. In addition to any other rights or remedies to which Landlord may be entitled at law or in equity, if Tenant fails to perform any of the Tenant's obligations contained in this Rider, and does not cure such failure within thirty (30) days following written notice thereof, Landlord shall have the right to (i) pursue any remedies Landlord may have in the Lease, and/or (ii) revoke Tenant's right to use to Designated Area and install, maintain or operate a Satellite Dish upon five (5) days written notice

[LANDLORD'S AND TENANT'S INITIALS GO HERE]

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

         15. Upon not less than ten (10) days written notice, Landlord shall have the right to require Tenant to relocate the Satellite Dish to such other suitable space in the Building as Landlord shall reasonably designate. Such relocation of the Satellite Dash shall be at Tenant's sole cost and expense and shall otherwise be subject to the terms and conditions contained herein; provided, however, Landlord shall be responsible for the costs and expense of relocating the Satellite Dish after (and if) Landlord relocates it more than twice during the Lease Term. Upon such relocation of the Satellite Disk, the Designated Area shall be deemed to be such portion of the Building or other location determined by Landlord, as the Satellite Dish is then located as designated by Landlord.

[LANDLORD'S AND TENANT'S INITIALS GO HERE]

                                       5